As filed with the Securities and Exchange Commission on January 20, 2004.

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


            POST EFFECTIVE AMENDMENT NO 1 TO FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
          (Name of small business issuer in its charter)

      Colorado                         7372                   87-0575577
      --------                         ----                 ---------------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
       (Address and telephone number of principal executive offices)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                          Christopher J. Spencer
                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share (1)   Price (1)      Fee
==============================================================================

Common Stock (1)        3,059,238     $1.65       $ 5,047,743    $1,206.41
Common Stock (1)(2)(3)     40,000     $0.25       $    10,000    $    2.50
Common Stock (1)(2)(4)    500,000     $0.50       $   250,000    $   62.50
Common Stock (1)(2)(5)    675,000     $1.00       $   675,000    $  168.75
Common Stock (1)(2)(6)     65,000     $1.25       $    81,250    $   20.31
Common Stock (1)(2)(7)    408,076     $1.50       $   612,114    $  153.03
Common Stock (1)(2)(8)    600,000     $2.00       $ 1,200,000    $  300.00

TOTALS                  5,347,314                 $ 7,876,107    $1,882.39

==============================================================================

(1) These shares are registered on behalf of the selling stockholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act on the basis of the average of the bid and asked prices of our common stock as quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. or the NASD on the business day immediately prior to the filing of this registration statement.

(2) In accordance with Rule 416 promulgated under the Securities Act, a presently undeterminable number of shares of common stock are also being registered hereunder which may be issued in the event that the anti-dilution provisions of our warrants becomes operative. Additional shares issuable to holders of our Convertible Notes (see footnote 4, below) because of market price declines of our common stock will not be covered under this registration statement.

(3) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $0.25 per share as outlined in our warrant table in the description of our securities.

(4) Represents the maximum number of shares issuable upon the conversion of $250,000 in Series 2001-A Eight Percent (8%) Convertible Notes as outlined in our description of securities.

(5) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.00 per share as outlined in our warrant table.

(6) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.25 per share as outlined in our warrant table.

(7) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.50 per share as outlined in our warrant table.

(8) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $2.00 per share as outlined in our warrant table.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 PROSPECTUS

                        WIZZARD SOFTWARE CORPORATION
       5,347,314 Shares of Common Stock Offered by Selling Stockholders

     This prospectus covers an aggregate of 5,347,314 shares of our common stock that the selling stockholders may sell.

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "WIZD." On January 8, 2004, the last sale price of our common stock as quoted on the OTC Bulletin Board was $1.39.

     These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is __________, 2004.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . .13

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Determination of Offering Price and Dilution. . . . . . . . . . . . . .15

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . 15

Lock-Up/Leak-Out and Other Resale Limitations . . . . . . . . . . . . .19

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 22

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .24

Directors, Executive Officers, Promoters and Control Persons . . . . . 24

Security Ownership of Certain Beneficial Owners and Management . . . . 28

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .30

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .36

Disclosure of Commission Position on Indemnification for Securities . .36 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  37

Management's Discussion and Analysis or Plan of Operation . . . . . . .46

Certain Relationships and Related Transactions . . . . . . . . . . . . 48

Market for Common Equity and Related Stockholder Matters . . . . . . . 48

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 50

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 51

Changes in and Disagreements with Accountants on Accounting and . . . 107 Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . 107

                              PROSPECTUS SUMMARY

                         WIZZARD SOFTWARE CORPORATION
                         ----------------------------

                                 The Company
                                 -----------

     The business of Wizzard Software Corporation includes computer software products that focus on speech recognition and text-to-speech technology (speech technology) to make computers listen and respond to users through verbal communications. Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services. Additionally, Wizzard offers, exclusively in some cases, speech technology engines from AT&T and IBM for which Wizzard receives a royalty for each copy of these engines distributed with their customers products and services. Our products include:

     Voice Tools - Programming tools for software developers to incorporate the speech technology of their choice in a quick and inexpensive fashion. Voice Tools have been distributed over 100,000 since their creation in 2000 and have resulted in the addition of speech technology in over 1000 products to date.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools product line and asssit in getting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers products resulting in royalty payments for each copy distrubuted by the customer.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world and also offers Speech Recognition Engines from IBM. Wizzard receives royalties for each copy distributed by its customers and in turn, pays a percentage of that royalty to IBM or AT&T.

     Our principal executive offices consist of approximately 3,500 square feet of office space located at 424 Gold Way, Pittsburgh, Pennsylvania. Our telephone number is (412) 621-0902. We also maintain a research and development facility consisting of approximately 1,000 square feet in Upper St. Clair, Pennsylvania and a sales office in Deerfield Beach, Florida. We have sales representatives located in Chicago and Cleveland.

     We currently spend approximately $70,000 per month. Wizzard raises capital from time to time as needed and plans to secure enough capital for over one year of operations.

                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 5,347,314 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholders when they sell shares of our common stock; however, we may receive up to $2,578,364 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered As of the date of this prospectus, none of these warrants has been exercised.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Interwest Transfer Company, 1981 East Murray-
                                Holladay Road, Salt Lake City, Utah 84117,
                                Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

     We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

                             RISK FACTORS
                             ------------

     You should carefully read our entire prospectus and consolidated financial statements and related notes.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

     We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.
-----------------------------------

     During 2002, Wizzard incurred a net loss of $1,358,693, versus $1,671,352 in 2001. This $312,659 decrease in our net loss in 2002 is attributed to an increase in revenue and a reduction in interest expenses. Based on the decrease in our net loss, Wizzard registered a loss per common share of $0.08, versus a loss per common share of $0.10 in 2001. We also incurred a net loss of $1,401,589 in the nine months ended September 30, 2003. We have not generated significant revenues from operations because we have only recently commercially released our speech recognition programming tools and our Interactive Voice Assistant product, or IVA. We have not achieved profitability in the course of our pre-commercial development activities for our speech recognition programming tools or IVA applications and other speech recognition products, and we expect to incur a net loss in fiscal 2003. Because we need to establish our brand and service, we expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will ever be able to operate profitably.

     Also, the value of our common stock underlying our warrants issued for services, and any difference between the determined value of our shares of common stock and the exercise price of our warrants on the dates of our grants of warrants for services will be an expense against our income, further affecting our outlook for profitability.

     Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business.
------------------------------------

     The Independent Auditor's Report for our audited financial statements for the years ended December 31, 2002, and 2001, expresses "substantial doubt about [our] ability to continue as a going concern," due to our lack of profitable operations, our significant losses since inception, and the fact that our current liabilities exceed our current assets. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result if we are unable to continue as a going concern.

     We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.
------------------------------------------

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

          *     the timing of sales of our products and services;

          * the timing of product implementation, particularly large design projects;

          *     unexpected delays in introducing new products and services;

          * increased expenses, whether related to sales and marketing, product development, or administration;

          * deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

          *     the mix of product license and services revenue; and

          * costs related to possible acquisitions of technology or businesses.

     We face a higher risk of failure because the voice-recognition business is in its infancy.
---------------------------

      We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These potential difficulties include the following:

          * substantial delays and expenses related to testing and developing of our new products;

          * marketing and distribution problems with new and existing products and technologies;

          *     competition from larger and more established companies;

          *     delays in reaching our marketing goals;

          * difficulty in recruiting qualified employees for management and other positions;

          *     our lack of sufficient customers, revenues and cash flow; and

          *     our limited financial resources.

     We may continue to face these and other difficulties in the future. Some of these problems may be beyond our control. If we are unable to successfully address them, our business will suffer.

     If we can not show that our speech recognition technologies are commercially viable, our business may fail.
-------------------------------------------

     Wizzard, in assessing our future potential, places great importance on the successful development of our speech recognition programming tools and our IVA product and other speech recognition application technologies. These technologies are still in their early stages. They have only recently become marketable and have been made generally available only in their intended market. We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully. Competitors with far greater financial resources than we have may create and market competing products. If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

     If we do not achieve the brand recognition necessary to succeed in the speech recognition technology markets, we will not be able to compete.
----------------------------------------------------------------------

     We must quickly build our Wizzard brand to gain market acceptance for speech recognition programming tools and our IVA and other speech recognition products and services. We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness. We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services. If we do not gain market acceptance for our speech recognition programming tools, our IVA and related speech recognition products, we will not be able to compete in our industry.

     Our expansion plans may not be cost-effective.
     ----------------------------------------------

     We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services. If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way.
We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services. Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. Any expansion of our operations may require additional expenses. These efforts may strain our management, financial and operational resources.

     Our limited resources may make it harder for us to manage growth.
     -----------------------------------------------------------------

     We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing, and implement new, systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources.
Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

     If we become unable to obtain component products from our vendors, our sales may not be able to keep up with demand.
---------------------------------------------

     We purchase major components of our products from outside suppliers. At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

     If we can not compete successfully, we may have to go out of business.
     ----------------------------------------------------------------------

     The market for computer software, and specifically speech recognition technology products and services is highly competitive. Current competitors include One Voice Technologies, MindMaker and IBM. In addition, competitors may be developing speech recognition products and services that we may not be aware of. Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources. They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

     We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

     We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.

     Our business would be seriously impaired if our rights in our technology were compromised in any way.
----------------------------

     Wizzard licenses the speech recognition engines upon which its products operate from Dragon, Lernout & Hauspie, Philips, IBM and Microsoft. We rely on non-disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology. If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights. Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products. However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our IVA and other speech recognition application technologies, we have not obtained opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation. Our patent applications remain pending at this point. Our business plan and strategy are to commercialize various speech recognition application technologies. Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

     We depend on five primary suppliers for software integrated into our system, and the loss of any could prevent us from making our products.
----------------------------------------------------------------------

     Dragon, Lernout & Hauspie, Philips, IBM and Microsoft supply the primary speech recognition engines that are used with our products. We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time. If we can not retain these or comparable licenses, we may be unable to produce our products.

     Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.
----------------------------------------

     Many software companies bring lawsuits alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition area. Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

     If we do not respond effectively to technological change, our products and services could become obsolete.
-----------------------------------

     The development of our products and services and other technology entails significant technical and business risks. To remain competitive, we must continue to improve our products' responsiveness, functionality and features. High technology industries are characterized by:

          *     rapid technological change;

          *     changes in user and customer requirements and preferences;

          * frequent new product and services introductions embodying new technologies; and

          *     the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete. Our success will depend, in part, on our ability to:

          * license or acquire leading technologies useful in our business;

          * develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

          * respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

     Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

     If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.
-----------------------------------------------------------------------

      Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive. Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

     We could incur significant expenses if our technologies and products contain defects.
----------------

      Voice-recognition products are not currently accurate in every instance, and may never be. We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

     Our growth and operating results could be impaired if we are unable to meet our future capital requirements.
-------------------------------------

     Our growth and operating results could be impaired if we are unable to meet our future capital requirements.
-------------------------------------

     We currently require additional capital of from $1,260,000 to $1,680,000 to allow us to fund our operations for at least the next 18 months to two years. We will also require substantial additional working capital to fund our business in the long term. Accordingly, we need to raise capital promptly to meet our short-term needs. If we succeed in raising this capital, we will also seek additional funding, in the form of equity, in approximately 12 months to meet our long-term requirements. We cannot be certain that funds will be available on satisfactory terms when needed, or if at all. Our future capital needs depend on many factors, including:

          *     the timing of our development efforts;

          *     market acceptance of our products;

          * the level of promotion and advertising required to launch our services;

          *     changes in technology; and

         *     changes in our partnership arrangements.

     The various elements of our business and growth strategies, including our plans to support fully the commercial release of our speech recognition programming tools, our speech related services, our introduction of new products and services and our investments in infrastructure, will require money. If we are unable to raise the necessary money now or in the future, we may have to significantly curtail our operations or obtain funding through the relinquishment of significant technology or markets. Also, raising additional equity capital may substantially dilute the value of present stockholders' holdings in our company.

     Our agreement with a creditor may make it harder for us to raise needed capital.
--------

     We signed a Securities Purchase Agreement with Maricopa Equity Management Corp., a Minnesota corporation, on September 14, 2001. Under the Agreement, we can not sell more than 500,000 shares of our common stock at below market price during any three month period. This restriction may make it more difficult for us to raise the money that we need to continue our operations. Without this additional funding, we may have to cut back our operations significantly. For a more detailed discussion of our Agreement with Maricopa, see the heading "Series 2001-A Eight Percent (8%) Convertible Notes" under the caption "Description of Securities."

     If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.
------------------------------------------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our President and Treasurer, and Armen Geronian, our Chief Technology Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

     System and online security failures could harm our business and operating results.
------------------

     The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

     The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications. Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

     Our business depends on Internet commerce, which may not grow sufficiently.
-------------

     Our products will enhance the use of the Internet, and we will focus our initial marketing efforts of our products through the Internet. The success of our business will depend on the continued growth of the Internet and the acceptance by consumers of the Internet as a medium for advertising, commerce and communications.

     Our success depends in part on widespread acceptance and use of the Internet as a medium for advertising, commerce and communications. This process is at an early stage, and long-term market acceptance, though generally anticipated, is uncertain. We cannot predict the extent to which users will be willing to shift their habits from traditional media to online media. To be successful, our users must accept and use electronic commerce to satisfy their product needs. Our future revenues and profits, if any, substantially depend upon the acceptance and use of the Internet and other online services as an effective medium of commerce by our target users.

     The Internet may not become a viable long-term commercial marketplace due to potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. The commercial acceptance and use of the Internet may not continue to develop at historical rates. Our business, financial condition and results of operations could be harmed if:

          * use of the Internet and other online services does not continue to increase or increases more slowly than expected;

          * the infrastructure for the Internet and other online services does not effectively support future expansion of electronic commerce;

          * concerns over security and privacy inhibit the growth of the Internet; or

          * the Internet and other online services do not become a viable commercial marketplace.

     Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.
---------------------------------------------------------

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

          *     user privacy;

          *     pricing;

          *     content;

          *     copyrights;

          *     distribution; and

          *     characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could also harm our business.

     We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws. Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

     The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet-based transactions. However, this legislation, known as the Internet Tax Freedom Act, imposes only a three-year moratorium, which commenced October 1, 1998 and ended on October 21, 2001, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998. Current published reports indicate that the tax moratorium could fail to be renewed. Failure to renew this legislation will allow various states to impose taxes on Internet-based commerce. The imposition of these taxes could seriously adversely affect Internet commerce and hinder our ability to become profitable.

     Our industry is experiencing consolidation that may intensify competition.
------------

     The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue. Acquisitions could harm us in a number of ways. For example:

          * a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

          * other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

   There Are Substantial Risks Related to Our Common Stock and Management's
                 Percentage of Ownership of Our Common Stock
                 --------------------------------------------

     Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
-----------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.
--------------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares. For more information about "penny stocks," see the heading "Penny Stock" under the caption "Description of Securities."

     If Maricopa converts its notes into shares of common stock, the holdings of existing stockholders could be diluted.
------------------------------------------

     Under our Securities Purchase Agreement, Maricopa agreed to purchase for $250,000 our 2001-A Eight Percent (8%) Convertible Notes. Maricopa may convert the Notes, with accrued interest, into shares of our common stock at the lesser of $0.50 per share or 75% of the closing bid price of our common stock. The Agreement states that Maricopa may not convert any Notes that would cause its ownership of Wizzard to exceed 4.99% of our outstanding shares following the conversion. However, this 4.99% ceiling is waived in certain circumstances. These include, for example:

          our insolvency;

          the appointment of a trustee, liquidator or receiver for us; and

          the institution of bankruptcy proceedings by or against us.

     The issuance of our shares to Maricopa under the Agreement may cause substantial dilution to existing stockholders. This would be particularly true if our stock price were to fall significantly and if the provisions exempting Maricopa from the 4.99% ceiling were triggered. For example, if we were to become insolvent and if our stock price were to fall to $0.35 per share (a 75% decrease from recent market levels), Maricopa would be able to convert the $235,000, the current principal amount of the Notes, into approximately 895,238 shares of our common stock at a price of $0.2625 per share. See the subheading "Series 2001-A Eight Percent (8%) Convertible Notes," under the caption "Description of Securities."

     The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

     Approximately 597,967 shares of our common stock are presently publicly traded. This number will be increased by the 3,059,238 presently outstanding shares that may be offered by this prospectus, along with the 1,788,076 shares underlying the warrants and the 470,000 shares that may currently be issued on conversion of the Series 2001-A Eight Percent (8%) Convertible Notes and that also may be offered by this prospectus. We have agreed to acquire by registration or an available exemption from the registration requirements of the Securities Act all of the remaining outstanding shares of Wizzard Delaware, our 96%-owned subsidiary. This would increase our outstanding shares by an additional 588,082 shares.

     In addition, 11,978,831 shares of our common stock satisfied the one year holding period for limited resales under Rule 144 on February 7, 2002. This substantial increase in the number of shares that may be available for public trading from 597,967 shares to 7,265,281 shares on the effective date of our registration statement and the availability of these other shares for future public sale under Rule 144 or in exchange for our 96%-owned subsidiary's shares may dramatically reduce the price of our common stock on the basis of supply and demand alone.

     You will have little ability to influence the direction of Wizzard's business.
---------

     Our executive officers, directors and affiliated persons beneficially own approximately 27.1% of our common stock. By their ownership and positions, our directors, executive officers and affiliated persons collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and the approval of significant corporate actions such as:

          * to amend or prevent amendment of our articles of incorporation or bylaws; and

          * to effect or prevent a merger, sale of assets or other corporate transaction.

     In addition, sales of significant amounts of shares held by these persons, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over the price they paid for our stock.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

          This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Wizzard's actual results may vary materially from those anticipated, estimated, projected or intended.

                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock. However, we will receive, if all of the warrants are exercised, $2,578,364. As of the date of this prospectus, none of these warrants had been exercised. The exercise prices of the warrants range from $0.25 to $2.00 per share; as of January 9, 2004, the bid price of our common stock was $1.33 per share. The warrant holders are very unlikely to exercise their warrants unless our stock price exceeds the exercise price of the warrants.
As of January 9, 2004, our stock price was less than the exercise price of 2,106,152 of our 2,146,152 outstanding warrants. The weighted average exercise price of the warrants that are at or below our common stock's current market value is $0.25 per share; the weighted average exercise price of the warrants that are priced higher than market value is $1.469 per share. For a detailed description of our outstanding warrants, see the Warrant Table under the caption "Description of Securities."

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the selling stockholders when they sell their shares of common stock, although we will receive funds from any exercise of the warrants. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on September 30, 2004, was ($276,906) or ($0.013) per share, based upon 21,747,302 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $50,000. The offer and sale by the selling stockholders of outstanding common stock, or of those shares underlying the warrants, will not affect the net tangible book value of our common stock, excluding computations taking into account the issuance of the shares underlying the warrants and any payment for the exercise of the warrants.

     We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDERS
                        ------------------------

     The following table shows the following information about the selling stockholders:

          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of our registration statement;

          *     the number of shares covered by this prospectus; and

          *     the number of shares to be retained after this offering, if any.
                                               Common Stock (1)
                                               ----------------

                    Number and                              Number and
                    Percentage of                           Percentage of
                    Outstanding Shares  Number of Shares    Outstanding Shares
Name of Selling     Owned Prior to      Registered in       Beneficially Owned
Stockholder (2)     the Offering        the Offering        after the Offering
-----------         ------------        ------------        ------------------

Robert O. Naegele      15,000            15,000                 -0-
III Revocable Trust(6)

Maricopa Equity       570,000           570,000                 -0-
Management Corp.
(3)&(5)

J. Collin Allen (6)    10,000            10,000                 -0-

Corporate Capital     380,000           340,000                40,000
Management, LLC
(3),(6)&(7)

Great North           196,678           196,678                 -0-
Distributors, Inc.
(3),(6)&(7)

John M. Hill (6)       30,000            30,000                 -0-

Elizabeth Green (6)    15,000            15,000                 -0-

Barbara H. Jenson (6)  20,000            20,000                 -0-

Gary Morgan  (6)       30,000            30,000                 -0-

Syndenham Holding      15,000            15,000                 -0-
Ltd. (3)&(6)

Kory Mosher  (6)       20,000            20,000                 -0-

Lee H. Howard (6)       5,000             5,000                 -0-

Don Lucia (6)           9,000             9,000                 -0-

Timothy A. Samec (6)   12,000            12,000                 -0-

Graf L. and Jill       15,000            15,000                 -0-
A, LeSavage (6)

Thomas Toussaint (6)   25,000            25,000                 -0-

Edward P. Wicker (6)   25,000            25,000                 -0-

The Edling Group        5,000             5,000                 -0-
(3)&(6)

James and Beatrice      6,500             6,500                 -0-
Buckley (6)

Owen Foster Gilece (6) 10,000            10,000                 -0-

Power Fuel &           10,000            10,000                 -0-
Transport, LLC
(3)&(6)

James W. Dick          10,000            10,000                 -0-
and Merrell
B. Dick (6)

Wayne A. Spencer (6)   14,000            14,000                 -0-

Savage Holdings,      560,000           560,000                 -0-
Inc. (3),(9) & (10)

DMG, Inc. (3)&(10)    258,449           258,449                 -0-

Mark L. Mawrence (10) 149,627           149,627                 -0-

Duane S. Jenson       262,060           262,060                 -0-
(12)

Jenson Services,      970,000           970,000                 -0-
Inc. (3),(10)&(13)

Leonard W.            147,742           130,000                17,742
Burningham, Esq.
(10)&(14)

Arthur Douglas and    350,000          350,000                  -0-
Associates (2),(3)
(10)&(11)


Sean McBride (15)      20,000           20,000                  -0-

Paul Cooper (15)       15,000           15,000                  -0-

Ori Pessach (15)        5,000            5,000                  -0-

Andy Apter (15)        11,000           11,000                  -0-

Chris Mattera (15)     11,000           11,000                  -0-

Ross Dumont (15)        5,000            5,000                  -0-

Jack Land (15)          5,000            5,000                  -0-

Steve Pastor (15)      10,000           10,000                  -0-

Johan de Muinck        10,000           10,000                  -0-
Keizer (15)

Seymour Costilo (15)    5,000            5,000                  -0-

Alan Costilo (4)&(15) 403,000          403,000                  -0-

Corporate Image Bureau 35,000            7,000                 28,000
(3) & (16)

JKD Cayman Island      20,000           20,000                  -0-
Trust (3),(8)&(17)

Brian Cubarney (18)     2,000            2,000                  -0-

Glenn Michael         600,000          600,000                  -0-
Financial (3),(8),(10)
& (19)

Marc Lord (8)&(10)     20,000           20,000                  -0-

Barry Alexander        75,000           75,000                  -0-
(8)&(10)

David Goldstein (10)   20,000           20,000                  -0-

Sierra Advisors,
Inc. (20)              15,000           15,000                  -0-

     (1) We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

     (2) The following table indicates, to the best of Wizzard's knowledge, the natural persons who have voting or investment control over the indicated non-individual selling stockholders:

     Selling stockholder                     Control Person
     -------------------                     --------------

Voice Recognition Investment,  L.P.          Peggy Britt

Robert O. Naegele III Revocable Trust        Robert Naegele

Maricopa Equity Management Corp.             Troy Johnson

Corporate Capital Management, LLC            Mark Savage

Great North Distributors, Inc.               Doug Polinsky

Syndenham Holding Ltd.                       Robert W. Syndenham

The Edling Group                             Gary Edling

Power Fuel & Transport, LLC                  Wesley Dick

Savage Holdings, Inc.                        Mark Savage

DMG, Inc.                                    David Morey

Jenson Services, Inc.                        Duane S. Jenson

Arthur Douglas and Associates                Arthur Batson

Corporate Image Bureau                       Juan Ferrera

JKD Cayman Island Trust                      John Dennee

Glenn Michael Financial                      Glenn Lanaia


     (3) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any, and specifically, in these corporate selling stockholders.

     (4) These shares were issued in exchange for shares of Wizzard Delaware under the Wizzard Delaware reorganization. See the caption "Description of Business." Resales are subject to certain limitations set by the Board of Directors and outlined herein for shares of directors, executive officers or affiliated persons.

     (5) Maricopa received 70,000 of these shares at a price of $1.00 per share under the private placement that we conducted from February, 2001, to May, 2001. Resales are subject to certain limitations set by the Board of Directors and outlined herein for shares purchased on the Wizzard Delaware reorganization private offering. This figure also includes 500,000 shares, which is the maximum number of shares issuable upon the conversion of $250,000 in Series 2001-A Eight Percent (8%) Convertible Notes.

     (6) These shares were purchased at a price of $1.00 per share under the private placement that we conducted from February, 2001, to May, 2001. Resales are subject to certain limitations set by the Board of Directors and outlined herein for shares purchased on the Wizzard Delaware reorganization private offering.

     (7) Of the 340,000 shares that Corporate Capital Management is registering, 300,000 shares were acquired in our private placement at a price of $1.00 per share. All of Corporate Capital Management's remaining 80,000 shares, and all of Great North Distributors' 196,678 shares, were purchased in a private transaction with Jeannene Barham and Rose Blackham, unaffiliated third parties, pursuant to a Share Purchase Agreement dated September 20, 2000, for total consideration of $36,772. Resales are subject to certain limitations agreed upon by the holders and outlined herein for shares of certain persons who were our principal stockholders at the time closing of the Wizzard Delaware reorganization.

     (8) Resales are subject to certain limitations set by the Board of Directors and agreed upon by these selling stockholders as outlined herein.

     (9) Savage Holdings received 495,000 of these shares upon conversion of the balance of a $495,000 note.

     (10) Includes the following shares underlying warrants that are described in the warrant table in our description of our securities, and assumes that all warrants are exercised and all common stock owned or received on the exercise of the warrants are sold: Savage Holdings, 65,000 shares, exercisable at $1.25 per share; DMG, Inc., 258,449 shares, exercisable at $1.50 per share; Mark L. Mawrence, 149,627 shares, exercisable at $1.50 per share; Jenson Services, 540,000; Leonard W. Burningham, Esq., 60,000 shares exercisable at $1.00 per share; Arthur Douglas and Associates, 100,000 shares exercisable at $2.00 per share; Marc Lord, 20,000 shares, exercisable at $0.25 per share; Barry Alexander, 75,000 shares, exercisable at $1.00 per share; Glenn Michael Financial, 500,000 shares, exercisable at $2.00 per share; and David Goldstein, 20,000 shares, exercisable at $0.25 per share.

     (11) These shares were acquired in a private transaction with a non-affiliate third party of which Arthur Douglas was the principal stockholder. The predecessor stockholder had acquired the shares in May, 2001, for services rendered under an Advertising and Promotional Services Agreement, and were valued at $1.00 per share.

     (12) Mr. Jenson acquired these shares from Jeannene Barham and Rose Blackham, non-affiliated parties, pursuant to a Share Purchase Agreement dated September 20, 2000, for total consideration of $13,235.

     (13) The 540,000 shares underlying warrants have an exercise price of $1.00 per share. Jenson Services acquired 370,000 of the shares being registered at a price of $0.01 per share. Jenson Services acquired the remaining 60,000 shares in a private transaction with Noble House of Boston, Inc., a non-affiliated party, in exchange for 30,000 "free-trading" shares of our common stock. This transaction took place on or about August 28, 2001.

     (14) Mr. Burningham acquired 70,000 of the shares being registered in private transactions with unaffiliated third parties, as follows: (i) 40,000 shares were acquired from Noble House of Boston, Inc., in exchange for 20,000 "free trading" shares on November 2 through November 5, 2001; (ii) 30,000 shares were acquired from Jenson Services on or about February 21, 2001, for nominal consideration. The remaining shares were issued in consideration of services valued at 50% of the last five days' average bid price of our common stock at the end of each monthly billing cycle.

     (15) We issued these shares in connection with our acquisition of Speech Systems, Inc., as discussed under the caption "Description of Business." Each of these persons was a stockholder of Speech Systems and received his Wizzard shares in exchange for an equal number of Speech Systems shares.

     (16) These shares were issued in exchange for investor relations services valued at $26,250, based upon 50% of the average bid price of our common stock on the date of issuance.

     (17) These shares were issued for consulting services valued at $15,000, based upon 50% of the average bid price of our common stock on the date of issuance.

     (18) These shares were issued for printing and related services valued at $1,500, based upon 50% of the average bid price of our common stock on the date of issuance.

     (19) Glenn Michael Financial received 100,000 shares of our common stock in exchange for consulting services related to financing, mergers and acquisitions, capitalization, capital structure and strategic developments. They were valued at $83,500, based upon 50% of the average bid price of our common stock on the date of issuance. In addition, Glenn Michael holds a warrant to purchase 500,000 shares of our common stock at a price of $2.00 per share. These warrants were valued at $99,250. Glenn Michael Financial is a registered broker/dealer.

     (20) We issued these shares to Sierra Advisors pursuant to a Settlement Agreement. They were valued at $11,250, or 50% of the average bid price of our common stock on the date of issuance.


          LOCK-UP/LEAK-OUT CONDITIONS AND OTHER RESALE LIMITATIONS
          --------------------------------------------------------

     The shares of some of our stockholders are subject to lock-up/leak-out conditions or other resale limitations. The following is a summary of these resale limitations:

Members of Management and other Principal Stockholders.
-------------------------------------------------------

     The Board of Directors has resolved that resales by certain persons must be made under the limitations of Rule 144(e), which limits the sales by each person to no more than one percent of our outstanding securities; and that no resales by any of these persons can be made for the 15-day period before or after we are required to file any report with the Securities and Exchange Commission; or during any period of time that we are conducting any material negotiations or there is any material non-public information about us that may, if disclosed, have a material effect on the public trading price of our common stock.

     The following stockholders are subject to these resale conditions:

          * Christopher J. Spencer, our President and Treasurer and a director;

          *     Armen Geronian, our Assistant Secretary and a director;

          *     Gordon Berry, a director;

          *     Dr. Alan Costilo, a director;

          *     Jack and Magee Spencer, the parents of Christopher J. Spencer;
                and

          *     Voice Recognition Investment, L.P.

     Each of these stockholders holds shares for his, her or its own account, and each has represented that none intends to sell his, her or its shares in concert with any of these other stockholders. Based upon the foregoing, these stockholders could sell an aggregate of 1,027,929 shares in any quarter beginning on February 7, 2002, which was the one-year anniversary date of their acquisition of their shares. The number of shares that may be sold is based upon 1% of the number of shares outstanding on March 31, 2002, which was 17,132,151 shares.

Private Offering Stockholders.
------------------------------

     The subscription documents to the private offering that we conducted as a condition to the closing of the Wizzard Delaware reorganization provided that no investors acquiring shares of our common stock shall, for a period of 18 months from the closing of the reorganization (February 7, 2001), sell more than 10% of such holder's common stock holdings during any three month period; provided, however, that if less than 10% of a holder's common stock had been sold during any covered three month period, then the difference between the holder's 10% and the amount actually sold could be added to and sold during any successive three month period, provided that all computations for resales, except the period of 18 months, were to commence on the effective date of the registration statement that we were required to file.

     As a result of the foregoing, these stockholders could sell a total of 67,150 shares in any quarter, beginning on February 7, 2002. These lock-up/leak-out conditions expired 18 months after the closing of the Wizzard Delaware reorganization on February 7, 2001, which was August 6, 2002.

Pre-Wizzard Delaware Reorganization principal stockholders and others.
----------------------------------------------------------------------

     As a condition to including in our registration statement certain shares of Corporate Capital Management, LLC, Duane S. Jenson and his consulting firm, Jenson Services, Inc., and Leonard W. Burningham, Esq., all pre-Wizzard Delaware reorganization stockholders of our company, were required to execute and deliver a Lock-Up/Leak-Out Agreement. Great North Distributors, Inc., which subsequently acquired "restricted securities" in a private transaction from Corporate Capital Management, was also required to execute the Lock-Up/Leak-Out Agreement as a condition to the acquisition of its shares.

     This Agreement provides for the following lock-up/leak-out conditions:

          * no shareholder other than Corporate Capital Management, Great North Distributors, Mr. Jenson, Jenson Services or Mr. Burningham may sell any shares covered by the lock-up unless the parties agree otherwise in writing. For the purposes of these restrictions, Corporate Capital Management, Great Northern Distributors, Mr. Jenson, Jenson Services and Mr. Burningham are collectively considered to be one stockholder;

          * each stockholder is allowed to sell shares in blocks of 5,000 shares or less per transaction;

          * the shares may be sold only at the offer or ask price stated by the relevant market maker, and each stockholder has agreed that they will not sell shares at the bid price;

          * daily, after a stockholder sells 5,000 shares, the stockholder may not sell any other shares unless the offer or asked price of the common stock has increased by .25 basis points above the stockholder's last sales price;

          * notwithstanding the foregoing, if, after a stockholder sells 5,000 shares, a market/maker in the common stock, other than the market/maker involved in the first transaction, continues to show an offer or ask price at the same price as the first 5,000 share transaction, the stockholder may, on one occasion only, sell an additional 5,000 shares at that price;

          * the shares may not be sold at a price below $2.00 per share, as recently reduced by us from $5.00 per share;

          * each stockholder shall be allowed to sell up to 15% of their shares that can be sold during each three month period; provided, however, that if any stockholder does not sell his full 15% during any three-month period, the stockholder may sell the difference between 15% of the shares held and the shares actually sold during the three-month period in the next successive three-month period; and

          * the stockholders have agreed that they will not engage in any short selling of these shares or other shares of our common stock that are included in our registration statement.

     We can waive any or all of these conditions under the Lock-Up/Leak-Out Agreement if we determine in our sole discretion that the waiver will promote a fair and orderly market in our common stock. In addition, the 60,000 shares that Jenson Services acquired in a private transaction are excluded.

     Marc Lord, JKD Cayman Island Trust, Barry Alexander and Glenn Michael Financial also executed a Lock-Up/Leak-Out Agreement that was effective for a period of 12 months from the effective date of our registration statement. On October 2, 2002, the Securities and Exchange Commission declared effective the registration statement of which this prospectus is a part. As a result, this Lock-Up/Leak-Out Agreement has expired.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any commissions, taxes, attorney's fees and other charges that each may incur in the offer or sale of these securities.

     The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.
They may sell some or all of their common stock through:

          * ordinary broker's transactions, which may include long or short sales (no short sales can be made by selling stockholders that are subject to the lock-up conditions or the holder of the Series 2001-A Eight Percent (8%) Convertible Notes);

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

          *     market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales (except those selling stockholders who are subject to the lock-up conditions or the holders of the Series 2001-A Eight Percent (8%) Convertible Notes sales) of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In their selling activities, the selling stockholders will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the selling stockholders.

     The selling stockholders and any broker/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of

Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or selling stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

     If the selling stockholders sell our shares to or through brokers, dealers or agents, they may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, the selling stockholders may:

          * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell their common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

     We have advised the selling stockholders that during the time they are engaged in the distribution of our common stock that they own, they must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. They must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on their behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that any selling stockholder may be an affiliated purchaser as defined in Regulation M, he, she or it has been further advised of the requirements of Rule 10b-1, and that he, she or it must coordinate his, her or its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that any selling stockholder will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

     We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be our affiliate or who is the owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------

                                              Date of         Date of
                             Positions        Election or     Termination
  Name                        Held            Designation     or Designation
  ----                        ----            -----------     --------------


Christopher J.        Director and President  2/07/01              *
Spencer               Treasurer              12/17/10              *


                                24

Armen Geronian        Director and Assistant  2/07/01              *
                      Secretary

Gordon Berry          Director                2/07/01              *

Alan Costilo          Director                6/04/01              *

               *  Presently serving in these capacities.

Christopher J. Spencer, Chairman, President and Treasurer.
----------------------------------------------------------

     Mr. Spencer, age 34, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995. Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry. In an online poll conducted by Speech Technology magazine, Mr. Spencer was recently recognized as one of 20 top visionaries in the speech recognition industry. The poll was targeted to the speech recognition professionals who read the magazine; poll responses were monitored to ensure that employees of a nominee's company could not vote for that nominee. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $3,600,000 to date. These funds have helped us complete the development of our IVA product and our variety of programming tools. Mr. Spencer also sits on the Board of Directors of Cennoid Technologies, a software company that develops encryption and compression software for the Internet.

     From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China. Mr. Spencer was also responsible for raising over $3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company. Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing. Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

     Mr. Spencer attended West Virginia University from 1987-1990.

Armen Geronian, Director and Chief Technical Officer.
-----------------------------------------------------

     Mr. Geronian, age 35, co-founded and has served as Chief Technical Officer, Assistant Secretary, and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001. Mr. Geronian has spearheaded the development of our IVA product, and is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

     Mr. Geronian has extensive software development knowledge and experience. In 1995, he created custom software for an industrial furnace control company. In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

     In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One. >From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

     Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director and VP Business Development.
---------------------------------------------------

     Mr. Berry, age 64, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware since 1997. Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting. IMI was subsequently merged with Trundle Consultants Inc.

     From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

     Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Alan Costilo, M.D., Director and VP Custom Solutions.
-----------------------------------------------------

     Dr. Costilo, age 53, was the President, CEO and founder of Speech Solutions, Inc., a Florida-based speech recognition software company, from 1993 until 2001. He was responsible for that company's overall business strategy, technical development and for developing vendor relationships. He also was responsible for the development of the ActiveX Voice Tools product, under three separate IBM development contracts, which was acquired by Wizzard Software in May 2001.

     From 1985-1993, Dr. Costilo practiced as a Doctor of Chiropractic

Medicine in Philadelphia, Pennsylvania. During this period, he implemented computer office management systems; created office networks for doctors' insurance/business offices and treatment rooms; and developed an automatic progress notes software called ProNotes, which allowed for the easy creation of medical progress notes directly in the computer system using a digitizer board as interface and WordPerfect as the software environment. He used this product to develop ProNotes, Inc., the predecessor of Speech Solutions, Inc.

     From 1973-1994, he was the President of numerous seasonal retail establishments that operated profitably for 21 years, employing more than 30 people.

     He received his Doctor of Medicine and Surgery Degree from Universidad CETEC, Santo Domingo, in 1982; and his Doctor of Chiropractic Degree from Cleveland Chiropractic College, Kansas City, Missouri, in 1985.

Marc Lord, Strategic Advisory Board Member.
-------------------------------------------

     Marc Lord, age 38, currently works for AT & T's speech division. Prior to that, he had worked in Microsoft's speech product group (Speech.Net) since its formation, and has managed development and product integration for all Microsoft releases that employ speech technologies, including WindowsXP, OfficeXP, AutoPC, MS Agent, Encarta and Sidewinder. While serving as Program Manager for Voice Output Technologies at Microsoft, Mr. Lord drove product development for several major product releases that feature speech recognition and synthesis capabilities. He has managed Microsoft's key vendors, established partnerships and negotiated license agreements with numerous speech industry companies. In his fifteen-year software career, Mr. Lord has worked both in the U.S. and internationally and helped commercialize a number of cutting-edge technologies, including applications for multimedia language instruction, AI-based financial risk analysis, wearable digital photonics and browser-based training systems.

     He completed his undergraduate studies in International Business and Computer Science at Brigham Young University prior to attending the University of Washington for a Master's Degree in Business Administration.

     We added Mr. Lord to our strategic advisory board because of his experience in the speech recognition technology area. He was instrumental in obtaining our link between our web site and Microsoft's web site. He has also introduced our management to leaders in the industry and has used his experience to advise management on many industry matters. We plan to continue to use Mr. Lord's contacts in the industry to help us gain a higher profile.

David Morey, Strategic Advisory Board Member.
---------------------------------------------

     David Morey, age 46, is currently an Adjunct Professor of International and Public Affairs with Columbia University. He attended the Wharton Business School at the University of Pennsylvania in 1978 and did his graduate work at the Woodrow Wilson School of International Affairs in addition to receiving a Masters Degree from the London School of Economics. Currently, Mr. Morey is the CEO of DMG, Inc., a strategic and communications consultancy, and the Managing Partner of Core Strategy Group. Mr. Morey has assisted numerous foreign leaders and governments with election strategy, including Kim Dae Jung, Boris Yeltsin, and Corazon Aquino.

     Mr. Morey has helped us coin our tag line, "We make technology listen to you," and has introduced us to several potential customers. We plan to continue to use his public relations expertise in the future.

Strategic Advisory Board.
-------------------------

     We formed our strategic advisory board as a group of successful people with experience in speech recognition technology, brand building and public relations. We do not have any secrecy agreements with the board members, as they are not privy to technical information or trade secrets about our products. The board members are free to provide services to other companies in our industry. The strategic advisory board members have no written or specific duties to Wizzard Software. They use their expertise and contacts in the fields of speech recognition technology and branding and marketing to offer suggestions to management and to review branding and promotional materials that we have prepared. Management has found this assistance to be invaluable.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this prospectus:

                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

                                            Number of Shares     Percent
Name and Address          Title              Beneficially Owned  of Class (1)
----------------          -----              ------------------  --------


Christopher J. Spencer    Director,           2,888,167          13.0%
2728 Bear Run Rd.         President and
Pittsburgh, PA 15237      Treasurer

Armen Geronian            Director and        2,889,194          12.5%
4346 Ludwick St.          Assistant
Pittsburgh, PA 15217       Secretary

Gordon Berry              Director              350,000           1.6%
4226 Stonehaven
So. Euclid, OH 44121

Alan Costilo              Director                  -0-            -0-
3557 Lakeview Drive
Delray Beach, FL 33445

                                28

All officers and directors
as a group (4 persons)                        6,032,081          27.1%


          (1)  Based upon 22,266,466 outstanding shares at January 9, 2004.

                         FIVE PERCENT STOCKHOLDERS
                         -------------------------

                                         Number of Shares        Percent
Name and Address            Title        Beneficially Owned      of Class(1)
----------------            -----        ------------------      -----------

Christopher J. Spencer (2)  Director       2,888,167             16.8%
2728 Bear Run Rd.           President
Pittsburgh, PA 15237        and Treasurer

Armen Geronian              Director and   2,889,194             16.8%
4346 Ludwick St.            Assistant
Pittsburgh, PA 15217         Secretary

Voice Recognition           Stockholder    3,431,078             20.0%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer (2)  Stockholders   2,912,307             17.0%
8609 Beaver Pone Lane
Fairfax Station, VA 22039

Mark Savage (3)             Stockholder      969,823              5.6%
2000 South Plymouth Rd.                   ----------             -----
Suite 210
Minnetonka, MN 55305
                                Total:    13,090,569             76.3%

          (1) Based upon 17,150,229 outstanding shares. In addition, with respect to Mark Savage, assumes that 65,000 shares underlying Mr. Savage's warrants have been issued and are outstanding, though none of these warrants has been exercised.

          (2) Jack and Magee Spencer are the parents of Christopher J.
              Spencer.

          (3) Includes the holdings of Corporate Capital Management and Savage Holdings which are owned by Mark Savage. Of this figure, 65,000 shares are shares underlying warrants.

Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.

                    DESCRIPTION OF SECURITIES
                    -------------------------

Common Stock.
-------------

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. On January 9, 2004, there were 22,266,466 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Penny Stock
     -----------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a "recognized" national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

     Registration Rights
     -------------------

     We have granted piggy-back or other registration rights for all shares included in our registration statement and offered for resale by this prospectus; however, only the holders of the 671,500 shares that were offered and sold in our private offering that was completed as a condition to the closing of the Wizzard Delaware reorganization and the holder of the Series 2001-A Eight Percent (8%) Convertible Notes have registration rights that are covered by a written agreement and that accord them any damages if our registration statement is not timely filed or does not become effective within a specified time.

     In accordance with our agreement with our private offering stockholders, our registration statement must become effective within 180 days of May 30,

2001, or by November 27, 2001, or we will be liable to these persons, pro rata, for 1% of the amount of their investment, for every 30 days thereafter during which our registration statement has not become effective. These damages would amount to $6,715 for each 30 day period. However, beginning in February, 2001, we will not owe any additional penalty for shares that are then eligible for resale under Rule 144.

     In accordance with our agreement with the holder of our Series 2001-A Eight Percent (8%) Convertible Notes, such holder was to be paid 3% of the $250,000 purchase price of these securities if the registration statement was not filed by October 15, 2001; the holder has extended this period until October 30, 2001, without penalty. If this registration statement does not become effective by March 14, 2002, we will be liable to this holder for 3% of the $250,000 purchase price of these securities, and 4% of the $250,000 purchase price of these securities for every 30 days thereafter until the registration statement is granted an effective date.

     As of the date hereof, these penalties are applicable, although none of the security holders has made any demand for payment.

Preferred Stock.
----------------

     We have 10,000,000 shares of preferred stock authorized, none of which are currently issued and outstanding. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company. However, preferred stock of this type is often used to resist unwanted takeovers, including takeovers that are favored by a majority of the independent stockholders.

Warrants.
---------

                                 Warrant Table
                                 -------------

     The following is a description of our outstanding warrants:


                                                              Per Share
                    Date of                       Number of    Exercise
Holders              Grant        Term             Shares       Price
-------              -----        ----             ------       -----
Savage Holdings,     8/10/2000    5 years           65,000      $1.25
Inc. (1)

DMG, Inc. (2)        1/1/2001     Expires          258,449      $1.50
                                  1-31-04

Mark L. Marwence     1/1/2001     Expires          149,627      $1.50
(3)                               1-31-04

Jenson Services,     2/6/2001     18 months        270,000      $1.00
Inc. (4)

Leonard W.           2/6/2001     18 months         30,000      $1.00
Burningham, Esq.
(5)

Jenson Services,     2/6/2001     12-18 months     270,000      $1.00
Inc. (4)

Leonard W.           2/6/2001     12-18 months      30,000      $1.00
Burningham, Esq.(5)

                                31

Arthur Douglas and     4/17/2001  5/30/2006        100,000      $2.00
Associates (6)

Marc Lord (7)           10/18/01  3 years           20,000      $0.25

Barry Alexander (7)     10/18/01  3 years           75,000      $1.00

Glenn Michael
Financial (8)           10/18/01  18 months        500,000      $2.00

David Goldstein (7)     10/18/01  3 years           20,000      $0.25

          (1) Callable if our common stock trades on any recognized national medium at $20.00 or higher for 30 consecutive trading days at a volume of more than 30,000 shares per day; piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. The underlying shares are subject to lock-up conditions until August 7, 2002. These warrants were issued in consideration of a bridge loan to Wizzard Delaware.

          (2) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. These warrants were issued in consideration of consulting services to Wizzard Delaware.

          (3) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. Mr. Mawrence is associated with DMG, and these warrants were issued in consideration of consulting services rendered by DMG to Wizzard Delaware.

          (4) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. With respect to the 12-18 month warrants, these warrants are exercisable no sooner than twelve months from the date of grant. If the 90 day average trading price of our common stock on any recognized national medium equals $8.00 at any time during the 12 month period commencing six months from the date grant and ending 18 months from the date of grant, these warrants will be canceled to our treasury, without further consideration. These warrant are being held in escrow by Interwest Stock Transfer, our transfer agent or its successors or assigns, pending a determination of whether this condition is applicable. The underlying shares are subject to lock-up conditions until August 7, 2002. These warrants were issued in consideration of services related to the Wizzard Delaware reorganization.

          (5) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. With respect to the 12-18 month warrants, these warrants are exercisable no sooner than twelve months from the date of grant. If the 90 day average trading price of our common stock on any recognized national medium equals $8.00 at any time during the 12 month period commencing six months from the date grant and ending 18 months from the date of grant, these warrants will be canceled to our treasury, without further consideration. These warrant are being held in escrow by Interwest Stock Transfer, our transfer agent or its successors or assigns, pending a determination of whether this condition is applicable. The underlying shares are subject to lock-up conditions until August 7, 2002. These warrants were issued in consideration of services related to the Wizzard Delaware reorganization.

          (6) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. These warrants were issued in consideration of advertising and promotional services.

          (7) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations. The underlying shares are subject to lock-up conditions until 12 months from the effective date of the registration statement. These warrants were issued in consideration of various services.

          (8) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations. These warrants were issued in consideration of various services. Glenn Michael Financial is a registered broker/dealer.

Series 2001-A Eight Percent (8%) Convertible Notes.
---------------------------------------------------

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000, due August 31, 2011.

     The Securities Purchase Agreement and related exhibits provided, among other provisions, that:

          * the Notes are convertible, along with accrued interest, at the holder's option, into shares of our common stock at the lesser of $0.50 per share or 75% of the closing bid price of our common stock on any national medium on which our common stock is traded;

          * the Notes and the stock certificates are "restricted securities," with registration rights;

          * Maricopa is prohibited from making short sales during the time that it owns the Notes or the underlying securities;

          * there are conversion restrictions that prohibit Maricopa from owning in excess of 4.99% of our outstanding securities resulting from conversion, except on the occurrence of certain events, as discussed below;

          * we are limited from issuing additional securities without the consent of Maricopa, except for 500,000 shares per quarter, that must be issued subject to lock-up/leak-out conditions;

          * liquidated damage payments by us for non-timely transfers of shares on conversion, ranging form $300 commencing on the 6th day of demand of transfer, increasing by $100 for each of the next nine days, increasing by $500 on the 10th day and increasing by $500 every day thereafter;

          * the shares that will be issued on conversion of the Notes shall be registered by us at our sole cost and expense with the Securities and Exchange Commission as a condition to conversion (except for the first 40,000 shares, as outlined below) on or before March 14, 2002, provided, however, that we will be obligated to register the greater of 500,000 shares or 200% of the maximum number of shares of common stock that would have been issued had the conversion taken place on September 14, 2001 or on the filing date of the registration statement;

          * if (i) our registration statement is not filed on or prior to October 15, 2001 (this date has been extended to October
                30, 2001), or is not declared effective by the Securities and Exchange Commission on or prior to March 14, 2002, we shall pay in cash as liquidated damages for such failure and not as a penalty to the holder an amount equal to 3% of the purchase price paid by the holder for all Notes, or common stock held by the holder upon conversion or exercise thereof, purchased and then outstanding pursuant to the Securities Purchase Agreement for the first 30 day period, and 4% for each additional 30 day period until the applicable Event has been cured, which shall be pro rated for such periods less than 30 days; certain other events will also trigger the liquidated damages penalty, but all primarily relate to registration of the shares and the ability of the holder to sell them publicly;

          * there are mutual indemnification provisions respecting each party to the other party concerning information provided by each for use in the registration statement;

          * the Securities Purchase Agreement and all rights thereunder or in the exhibits are assignable if made under applicable law, with the written consent of the other party and subject to the assignee's acknowledgment of certain factual matters similar to those agreed upon by Maricopa;

          * Maricopa shall have the right of specific performance of our obligations as one of its remedies in the event of default by us; and

          * All proceeds for the purchase of the Notes, along with the first 40,000 shares that could be issued on conversion of the Notes, were deposited with an Escrow Agent, together with fully executed copies of the Securities Purchase Agreement and all related exhibits, at which time disbursement to us were made. The 40,000 shares so deposited can be purchased by the exercise of conversion rights prior to the effective date of the registration statement.

     If any of the following events occurs, the 4.99% ceiling on Maricopa's ownership will no longer apply:

          *    we become insolvent;

          * we admit in writing our inability to pay our debts generally or as they become due;

          * we make an assignment for the benefit of creditors or begin proceedings for our dissolution;

          * we apply for or consent to the appointment of a trustee, liquidator or receiver for all or a substantial part of our property or business;

          * a trustee, liquidator or receive is appointed for us or for a substantial part of our property or business without our consent and the appointment is not discharged within 60 days after the appointment;

          * any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assumes custody or control of all or any substantial part of our properties or assets and is not dismissed within 60 days; or

          * bankruptcy, reorganization, insolvency or liquidation proceedings or any other proceedings for the relief of debtors are instituted by or against us and, if instituted against us, are not dismissed within 60 days, or we approve of, consent to or acquiesce in any such proceeding or admit their material allegations, or default in answering any petition filed in any such proceeding.


          In November, 2001, Maricopa converted $15,000 of the principal amount of the note and $208 in interest into 30,416 shares of our common stock. The following table shows the effect of stock price declines on the number of shares issuable to Maricopa upon conversion of the remaining $235,000 outstanding on the Notes:

                                   Number of Shares
     Percent Decline               Issuable Upon
     in Market Price (1)           Conversion of Notes (2)
     ---------------               -------------------

     25% decline to $1.043           470,000 shares (3)

     50% decline to $0.695           470,000 shares (3)

     75% decline to $0.348           900,383 shares (3)

     (1) These figures represent declines from the last sale price of $1.39 on January 8, 2004.

     (2) These figures take into account the aggregate outstanding principal amount of $235,000, without accrued interest.

     (3) Because Maricopa can convert its notes at the lesser of $0.50 per share or 75% of the closing bid price of our common stock, it is likely to convert at $0.50 per share unless the bid price falls below $0.67 per share.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of December 31, 2002 and 2001, in reliance on the report of Pritchett, Siler & Hardy of Salt Lake City, Utah, independent certified public accountant. Pritchett, Siler & Hardy has no interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. With the exception that Leonard W. Burningham, Esq., owns warrants to acquire 60,000 shares of our common stock, neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter. In this regard, on October 25, 2001, Branden T. Burningham rendered an opinion as to the legally-issued, fully-paid and non-assessable nature of the shares of common stock covered by this prospectus.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------

     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, a corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners:

          * order of the court or administrative agency having jurisdiction of the action, suit or proceeding;

          * resolution of a majority of the non-interested members of the Board of Directors;

          * if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors;

          * resolution of a majority of the quorum directors at any meeting; or

          *     an order of any court having jurisdiction over us.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

     Our 96%-owned subsidiary, Wizzard Delaware, was founded in 1996 with the goal of becoming a complete speech recognition solution provider.

     We were incorporated in Colorado on July 1, 1998, to be a holding company and financing vehicle for The Balanced Woman, a Colorado corporation, and other companies or projects.

     On July 14, 1998, we acquired all of the outstanding securities of The Balanced Woman. We then had no other business plan other than to function as the holding company and to financially support The Balanced Woman.

     Until the quarter ended June 30, 2000, we conducted seminars on issues of primary concern for women and marketed certain products tailored to women though our wholly-owned subsidiary, The Balanced Woman.

      On May 26, 2000, we conveyed all of the outstanding securities of The Balanced Woman that we then owned to our stockholders in exchange for outstanding warrants or options to acquire shares of our common stock that these stockholders and others owned. We accomplished this disposition under Rule 506 of Regulation D of the Securities and Exchange Commission. This was done in anticipation of acquiring Wizzard Delaware.

     On May 30, 2000, we received, accepted and signed a copy of a Letter of Intent under which we proposed to acquire a 96% interest in Wizzard Delaware.

     On June 5, 2000, Jenson Services, Inc., a Utah corporation, purchased 4,125,000 shares of our common stock for $25,000. We used these funds to pay most of the expenses that we incurred in the Wizzard Delaware reorganization.

     On February 7, 2001, we completed a Plan of Reorganization and Stock Exchange Agreement known as the "Wizzard Delaware reorganization." That transaction involved us; Jenson Services; Wizzard Delaware; and certain stockholders of Wizzard Delaware that owned about 96% of Wizzard Delaware's outstanding securities. Under the Wizzard Delaware reorganization, the eight Wizzard Delaware stockholders participating in the reorganization exchanged their shares of Wizzard Delaware, which amounted to a total of 13,049,000 shares, for shares of our common stock in the ratio of 1.027268907 shares for each exchanged Wizzard Delaware share. On the completion of the Wizzard Delaware reorganization, the Wizzard Delaware stockholders who were party to the reorganization owned 13,404,831 shares of our common stock and Wizzard Delaware became our 96%-owned subsidiary.

     We were required to raise at least $500,000 from the private sale of shares of our common stock as a condition to the closing of the Wizzard Delaware reorganization. We sold 531,000 shares of common stock in a private offering at the closing for gross proceeds of $531,000. The offering continued until May 30, 2001. We sold a total of 671,500 shares for aggregate gross proceeds of $671,500.

     Jenson Services canceled 3,725,000 of the shares that it owned as a further condition to the closing of the reorganization. It also agreed to certain lock-up/leak-out conditions affecting the resale of shares of our common stock that Jenson Services and its associates and other principal stockholders retained. We also granted to Jenson Services warrants to acquire 540,000 shares of our common stock at an exercise price of $1.00 per share for a period of 18 months. One-half of these warrants were subject to cancellation for no additional consideration under certain conditions as outlined in the warrant table.

     Before the completion of the reorganization, we were required to amend our Articles of Incorporation to:

          reflect a re-capitalization of our common stock from 50,000,000 shares at a par value of $0.001 per share to 100,000,000 shares, with no change in the par value;

          effect a 1.65 for 1 forward split of our outstanding common stock;
          and

          change our name to "Wizzard Software Corporation."

     Unless otherwise indicated, this forward split is reflected in all computations that are contained in our registration statement and this prospectus.

     On May 22, 2001, we acquired 100% of the outstanding securities of Speech Systems, Inc., a Florida corporation, in exchange for 500,000 shares of our common stock. The assets of Speech Systems consisted solely of all right, title and interest in certain copyrights, patents, trademarks, trade secrets and other legal protections registered, granted or applied for and relating to Active X Voice Tools, a programming tool developed by Dr. Alan Costilo. Dr.

Costilo received 403,000 of these shares as the principal stockholder of Speech Systems and was elected to our Board of Directors on June 4, 2001.

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000. The material terms of the Notes are fully discussed in the description of our securities.

Business.
---------

     General
     -------

    Wizzard's goal is to be the first choice for companies wanting to adopt software which includes speech recognition and text-to-speech.

     We plan to use speech technology partners as resellers and promoters for our speech recognition programming tools and products. By using Wizzard's internal and commercially available programming tools, libraries and pre-made templates, developers using programs such as Visual Basic, Visual C, Borland Delphi, Java, VB Script and Java Script can add speech recognition for call centers, telephone information entry and desktop forms and applications, as well as inventory and transaction processing systems.

     In management's opinion, the long-term growth and survival of telephone Interactive Voice Response and desktop Graphical User Interfaces will depend on speech recognition for navigation and data entry. We believe that using speech to enter data is more natural than entering information with the fingers, one character at a time. Until now, building Conversational Interactive Voice Response systems has been difficult and costly. Wizzard's goal is to make this natural form of interaction with technology as common as speaking to the person sitting next to you. Over time, as the performance of speech recognition technology improves, and as the cost of writing and using intelligent Conversational Interactive Voice Response applications decreases, new Conversation Interactive Voice Response applications will become possible. We believe that our approach to building and deploying speech recognition applications and programming tools will make using speech recognition technology easier, and will allow us to create speech recognition applications faster and less expensively than our competition.

     Using speech recognition technology, our customers can do things faster and easier than they could using a traditional keyboard. Not all computing tasks can be made more efficient by adding speech technology. However, the ability to use the most natural form of communication, one's voice, does improve productivity in many areas. Increased productivity saves significant time and money for users.

     When Wizzard Delaware was founded, the emphasis in the speech recognition industry was on the accuracy of the speech recognition engine itself. A company without its own speech recognition engine was not considered to be a viable industry participant. Our founders, Chris Spencer and Armen Geronian, however, believed that the future of the industry would not be based on the actual speech recognition engine, but on how that technology was applied in the workplace. Our founders believed that having a powerful speech recognition engine would be desirable, but that if it did not work with the software that businesses use, it would be useless. We anticipated that speech recognition engines created by entities such as Dragon Systems, IBM, Lernout & Hauspie, Philips and Microsoft would eventually become just one piece of a more complex equation. Messrs. Spencer and Geronian further predicted that speech recognition engines would become commonplace and that eventually Microsoft would install a speech recognition engine in its operating system, making it ubiquitous.

     Wizzard's founders believed that how the speech engine interacted with databases, telephone call centers, customer relationship management software, order entry applications, forms, patient and client notes would provide the greatest future growth and revenue possibilities. No two companies are the same, and their workers use a variety of software to perform their jobs. Therefore, when the time came, companies would require multiple applications using customized speech recognition. With this in mind, we set out to build a large selection of internal development programming tools or building blocks. These tools would allow Wizzard's programmers to build speech recognition applications efficiently by having the majority of the work already completed. These tools would allow Wizzard to create applications that work with any speech recognition engine. This would eliminate our worry about which speech recognition engine manufacturer to align with, as well as the need for us to have an engine of our own. We believed that once the accuracy of the speech recognition engines reached a productive level, primary revenues would come from delivering customized programming tools and applications using speech recognition.

     It was only recently, when IBM, Dragon and other speech recognition engine manufacturers released the latest version of their engines, that speech recognition accuracy became efficient for desktop users. While still not a perfect technology, we believe that after six years of working and planning, speech recognition technology is finally at a point where it is poised to become widely accessible, and where Wizzard's applications and programming tools will show their productivity benefits. Microsoft recently released speech recognition in its MS OfficeXP product. Now, OfficeXP users all over the country will soon have a speech recognition engine that works well, but only allows them to dictate into MS Word, Outlook and Excel. Because the speech recognition engine included with MS OfficeXP is based on the open Speech Application Programming Interface standard, Wizzard's programming tools
and applications will work with this engine.   Microsoft has now included
a version of its speech recognition engine in the WindowsXP operating system. Very soon, almost everyone will have an engine in his or her computer. We believe that this will open a very large market to us.

     Products and Marketing Strategy.
     --------------------------------

     Wizzard believes that, once the users of Microsoft's upgraded Office product and XP operating system see the benefits of speech recognition interaction with their computers, there will be an increased demand for speech recognition for other applications. We believe that we can help meet this demand by delivering:

          *     programming tools;

          *     customized application development services for businesses;
                and

          *     consumer applications.

     Programming Tools.
     ------------------

     ActiveX Voice Tools 7.0 -

     With so many business workers soon to be using speech recognition with MS OfficeXP and WindowsXP, Wizzard believes that the demand to expand speech recognition to other applications beyond MS OfficeXP will increase significantly. In response, businesses will want to add speech recognition to other software applications their employees use. When a software programmer or developer wants to create an application to run on Windows, he or she uses programming tools. We believe that our programming tools will allow the most general developer to design and implement low-cost speech recognition solutions. In preparation for the increased demand for speech recognition application development, we recently purchased the ActiveX Voice Tools created by Speech Solutions. By purchasing the best commercially available programming tools for speech recognition application development, and by combining them with Wizzard's internal tools developed over the last five years, we believe that we now have the best set of programming tools in the speech recognition industry.

     We acquired the ActiveX product in May, 2001. To date, we have sold only about 15 copies of this product, but we have just recently launched Version 7.0.

     We plan to sell ActiveX Voice Tools 7.0 through:

          our web site;

          programming trade journals such as Programmers' Paradise and Visual Basic Programmers Journal;

          value added resellers, or purchasers that buy our generic product and customize it for resale to the end user; and

          programming trade shows.

     Because software programmers are traditionally very loyal to the tools they use, we believe that early entry into the market will improve our competitive position. With Wizzard's technical lead, our goal is for our ActiveX Voice Tools to become the standard by which all speech recognition applications are created.

     MedBuilder ToolKit -

     The MedBuilder ToolKit allows medical information technology professionals to add speech recognition to the pharmaceutical order process for the major government hospital information systems used in most military medical facilities. This allows doctors to enter pharmaceutical codes more productively than in the past. Future applications of this toolkit will allow medical information technology professionals to "speech-enable" any list-oriented process, such as lab orders, within government hospital information systems. By adding speech recognition to this system, and by reducing the number of keystrokes required to complete specific repetitive tasks, we believe that doctors can save up to one hour per day.

     This product is a subpart of Wizzard's Voice Tools product. It allows the average information technology professional to add speech recognition features based on specific job requirements. Rather than a "one size fits all" application, or using programming tools which require costly programming resources, the MedBuilder ToolKit can be used by a non-programmer, saving customers time and money. With the power of our internal programming tool, Wizzard can build these customized features very quickly and can offer this type of product for businesses beyond the healthcare market.

     We expect that MedBuilder 1.0 will retail for $10,000 to $60,000, based on the number of seats per facility. Simultaneous with the release of the MedBuilder 1.0 ToolKit, Wizzard has announced the formation of a Tier One marketing partnership with TrueGrit Information Systems Inc., to market the MedBuilder 1.0 ToolKit to the 175 U.S. military hospitals and clinics
worldwide.   In the future, Wizzard plans to sign up additional resellers to market this product to for-profit hospitals.

     We sold our first copy of the MedBuilder program in January, 2002. We are currently training the hospital employees and installing the product.

     Envox Unified Messaging Tools

     Telephone speech recognition, as opposed to desktop speech recognition, is a strong growth area in our industry. Envox is a maker of software tools for standard touch tone call centers. We have formed a strategic partnership with Envox which we expect to result in our customized e-mail messaging tools being included on the next version of Envox's linked set of programming tools, to be released in mid-2002. The applications developed with these tools will allow mobile workers to call in and check their Exchange or Outlook e-mail through the telephone, using speech
recognition technology.   We expect that the inclusion of Wizzard's tools will
allow Envox's thousands of resellers and developers to contact their previous customers about upgrading their current systems. Envox has been marketing its development platform aggressively, and, based on conversations with Envox sales people, we believe that this is one missing piece of technology that their customers have been consistently requesting. Wizzard is in the process of filling that need now. A beta version is currently being tested. We currently have six test sites running the product. Wizzard expects to have its Unified Messaging tools burned into Envox's CD-ROM, and to begin collecting licensing fees of approximately $80 per port, or entry line, during the fourth quarter of 2002.

     Additional Programming Tools -

      In addition to the programming tools mentioned above, Wizzard also has tools for:

          ActiveX/COM Dynamic Link Library Speech Management Application Programming Interface Objects for IBM ViaVoice speech recognition engine, which allows Wizzard to deliver solutions using IBM's ViaVoice engine;

          Speech Management Application Programming Interface Controls ActiveX/COM Object Control Exchange for the IBM ViaVoice engine, which allows outside developers to create customized speech recognition applications using IBM's speech engine;

          Interactive Voice Assistant Software Developer's Kit Script, a scripting language for use by end users to customize our speech recognition applications so that minimal behavioral changes are necessary for the user to use speech recognition productively. This allows the end user to easily tailor our application to his or her specific habits and repetitions.

     Custom Development Services.
     ----------------------------

     We come into contact with large numbers of software developers interested in building speech recognition applications. Most of these developers will be employed by businesses in the U.S. and will be investigating and developing speech recognition applications for their companies.

Because speech recognition application development is relatively new, and since there are few programmers trained in this process, we will also offer to create and customize our customers' speech enabled applications. Our programming team has significant experience in this area, and we can provide consulting services at any stage of the development process. Wizzard can offer its customers services ranging from proof of concept modeling, which includes a demo or "mock-up" of the product with many of the features that the final product will contain, through the design and architecture phase, to total speech application development, testing and order fulfillment. We believe that this will allow clients to save considerable money over the alternative of employing, training and managing several programmers to do the job in-house. In addition to customization services, Wizzard also plans to offer installation, training and ongoing technical support services that can significantly increase our revenues on a per customer basis.

     We believe that offering customized solutions across entire industries will fuel future growth. If we build a custom application for a hospital that uses a specific software application for patient records, we can then associate with a consulting firm or value added reseller specializing in the healthcare industry, and have them sell the product to hospitals across the country. We have begun this strategy with our MedBuilder Toolkit. We developed the product and then formed a marketing partnership with a sales organization in that industry. Wizzard is currently working with established market leaders within well-defined markets to help them distinguish themselves from their competition by voice-enabling their software applications. Law enforcement, real estate and financial service industries are other markets with revenue potential for Wizzard. This model can work with virtually any customized solution we build, with the potential for revenue growth in both product sales and customization services.

     To date, we have completed about 15 custom projects, totaling about $60,000 in revenue.

     Consulting Services.
     --------------------

     Recently, Wizzard launched a new consulting services division to assist companies and programmers in creating speech driven applicaitons. The new products include:

     Strategic Speech Planning Package:

     For the professional organization that needs to integrate speech recognition into its operation, this 10 day consulting engagement offers classroom training, application demonstrations and feasibility discussions. The class is designed to provide systems analysts, application developers and technical managers with the knowledge required to create their own application designs and ensure successful end user adoption to limit risk and enhance the return on their speech investment. Price: $20,000.

     Speech Developer Education Package:

     For the professional organization that needs to educate multiple developers on speech recognition technology, Wizzard has developed an intensive 3 day classroom training course. This course includes the fundamentals of speech technology and speech engines. Lab work includes programming techniques to apply speech technology to desktop applications. Training is performed at the user's location. Price: $6,500.

     Voice Tools Application Support:

     A basic support package for new developers of Wizzard's Voice Tools 7.0 who are unfamiliar with speech recognition programming. The package includes 4 hours of consulting via the internet and the telephone on the installation and application of Wizzard's Voice Tools 7.0 product. Consultants also provide tips and technique documents along with sample program code to assist the client developers. Price: $500.

     Speech Programmer's Enterprise Application Kit (SPEAK):

     Targeting the millions of Visual Basic and Visual C programmers worldwide, this new product is being announced as a direct result of growing demand for desktop speech recognition programming tools and services. For new programmers of speech technologies, SPEAK offers a complete package designed to develop, support and distribute Window's based applications which utilize speech recognition and text-to-speech as an input - output user interface. SPEAK consists of: A copy of Wizzard's award winning ActiveX Voice Tools, a high powered active noise canceling headset microphone, Four hours of technical interchange with senior developers and/or technicians, a Commercial Distribution License for royalty free distribution of the application across the enterprise or commercially, an abundance of sample programming code.
Price: $1,250

     Wizzard feels that in addition to the revenue provided by these packaged engagements, the client exposure will lead to additional high end consulting and programming revenue.

     Consumer Applications.
     ----------------------

     Interactive Voice Assistant

     We offer an Interactive Voice Assistant through which a character appears on the desktop and interacts with the user verbally through speech recognition and text-to-speech technology. Because it supports over 50 of the most popular software applications, Wizzard's Interactive Voice Assistant can perform e-mail functions, surf the web, assist in dictating letters and instant messages, and much more. Wizzard's Interactive Voice Assistant product currently uses IBM's ViaVoice speech recognition engine through a five-year technology and marketing partnership between IBM and Wizzard. We are now finalizing changes to the Interactive Voice Assistant so that it will seamlessly plug into the speech recognition engine included with MS OfficeXP. In addition, its speech capabilities have expanded to other software applications such as America Online, Microsoft Network, Internet Explorer, Quicken, Hotmail, Eudora, Lotus Notes, ICQ, AOL Messenger, DialPad, Global Language Translator, and ACT!. The product has very limited competition.
While it is not currently Wizzard's primary focus, in the future we expect it to be the standard for consumers seeking to expand their speech recognition capabilities beyond MS OfficeXP. Based on reactions to demonstrations at trade shows, we believe that the market for this type of product is large. Because we have spent three years and made two major revisions to the product as a result of customer requests, we believe that our Interactive Voice Assistant is years ahead of any similar product currently available.

     Thanks to a co-marketing agreement between Wizzard and Quixtar, hundreds of thousands of Quixtar distributors can now earn a commission from Quixtar for marketing our Interactive Voice Assistant product to their customers. We have created demonstration CD-ROMs and other sales tools for these distributors, and have been shipping and test marketing the Interactive Voice Assistant through this channel for two years. We have sold this product to about 3,000 Quixtar distributors, and about 90% of our revenues have come from this source. During the course of these marketing efforts, we have found that current speech recognition engines are not accurate enough to ensure mass market appeal. Most of our products use vocabularies of less than 250 words, as compared to approximately 64,000 words in the speech recognition engines that our Interactive Voice Assistant uses. With such a large vocabulary, the chance for errors increases significantly. IBM and Dragon are currently improving their products and, once this effort is completed, we will re-focus on marketing our Interactive Voice Assistant. The proliferation of speech recognition engines through MS OfficeXP and WindowsXP will also help make our product more marketable.

     Once the speech recognition engines become more compatible with our Interactive Voice Assistant, we anticipate that additional sales channels for growth beyond the Quixtar distribution network will be:

          Wizzard's web site;

          retail stores; and

          partnerships with companies whose products we have added a speech recognition interface to, such as Intuit, America Online and Eudora.

     We launched the Interactive Voice Assistant in 1998. To date, we have sold about 3,000 to 4,000 units. The product sells for an average price of $98 per unit.

     Support-Installation-Training Services.
     ---------------------------------------

     Voice Tools Support: Based on the ratio of products sold to support calls received, and conversations with other providers of technical support services, we estimate that 10% of our customers will purchase a $1,000 Level 3 annual support package from Wizzard. With Level 3 support, a personal technical account manager is assigned to the client.

     Envox Unified Messaging Tools Support: We estimate that 10 new resellers will purchase Level 3 support per quarter, with that number growing to 20 new resellers per quarter beginning in the fourth quarter of 2002, and continuing at 20 per quarter through the third quarter of 2003. These figures are also based on the ratio of products sold to support calls received and conversations with other technical support providers. The price will be $1,250 per year.

     Interactive Voice Assistant Support: Free to consumers.

     MedBuilder Tools Support: Based on conversations with other technical support providers, we estimate that the customer will make at least five calls for support at $50 per call.

     Custom Development Contracts: All custom development contracts will include a service agreement which will provide for Level 3 technical support, training the end users, training the trainer and installation support. These service agreements typically generate revenue in excess of 25% of the development contract, but can be much higher if travel and on-site support is necessary.

     Research and Development
     ------------------------

     During the calendar years ended December 31, 2001 and 2002, we spent $0 and approximately $20,000, respectively, on research and development.

     Our research and development over the last three years has focused on our Interactive Voice Assistance product as well as our internal speech recognition development tools. Our Interactive Voice Assistant has undergone two major revisions during this period, solely based upon customer feedback. We have created hundreds of programming objects and modules, or pieces of software code, which allow our engineers to create better speech recognition applications, faster and more efficiently. Our programmers use these modules to create applications without having to recreate the wheel for every customer. A majority of the customized product is already completed, and completing the project requires only that the correct modules be pieced together and that the interface, or the part of the program that interacts with the user, be customized by using these internal programming modules. We plan to reconfigure our Interactive Voice Assistant platform as well as our programming tools to the Speech Application Programming Interface 5.0 standard over the next year. This will allow our applications to work with any brand of speech recognition engine and will make us less reliant on specific companies. We plan a new release of our Interactive Voice Assistant product in the first quarter of 2003. We updated our internal tools for developers in the fourth quarter of 2001.

     Necessary Material
     -------------------

     Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we are dependant upon three to five speech recognition companies to license us their speech recognition engines. It is these engines on which we create our applications. We do not foresee any difficulty in continuing to license these engines, due to the competitive market between their manufacturers. Furthermore, Microsoft is beginning to distribute its new speech recognition engine for free in upcoming versions of its Windows operation system and its Office suite of business products. The microphones that we ship with our products are purchased from Andrea Electronics and Plantronics and are readily available through other companies in equal qualities, due to an extremely competitive market for microphone headsets.

     Licenses
     --------

     We have the following licenses, which are integral to our business operations:

          IBM ViaVoice speech recognition engine; and

          Microsoft Agent Technology.

     We pay IBM a royalty of $18.00 for every Interactive Voice Assistant copy that we sell. This royalty is reduced to $12.00 if we sell more than 10,000 units.

     Patents Pending
     ---------------

     We do not currently have any patents or patents pending.

     Environmental Compliance
     ------------------------

     We do not believe that there are any material laws, rules or regulations regarding environmental concerns that are applicable to our present or intended business operations.

     Governmental Regulations
     ------------------------

     There are no present governmental regulations that are likely to affect our present or proposed business operations. State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet. As of October 21, 2001, the United State Congress had not extended its prohibition on state taxes and regulation of the Internet, and the effects of this cannot yet be predicted.

     Employees
     ---------

     Currently, we have seven full time employees and six contractors who spend a majority of their time working for Wizzard.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Plan of Operation.
------------------

     Over the next 12 months we plan to continue to execute our current business plan focusing our efforts on speech technology business solutions for programmers and businesses interested in incorporating and utilizing speech technologies for their workforce and in their software products. We plan to continue to expand our efforts in attracting customers to use our VoiceTools product line as well as our customized programming and consulting services through the leads we generate by distributing our Voice Tools, IBM's OEM ViaVoice desktop products and AT&T's OEM Natural Voices desktop products, on a worldwide basis. Currently, our Voice Tools have been distributed over 75,000 times through Internet linking agreements we have with Microsoft, IBM, AT&T, CNET and ZDnet, as well as through sponsored links on most popular search engines such as AOL, MSN, YAHOO, Google, Excite, Lycos, etc.

     We plan to grow our revenues through:

     * The expanded distribution of our Voice Tools product line;

     * Additional sales of our consulting services;

     * Additional sales of customized software solutions;

     * Additional sales of strategic third party products we currently offer from IBM, Envox and AT&T;

     * The cross selling of our Consulting Packages, Support Packages and Commercial Distribution Licenses to customers acquired through leads from the use of our Voice Tools and our 3rd party tools and runtime engines;

     * The expansion of our product line by offering our outsourcing sales and technical support services to other companies in addition to our current offerings from IBM, AT&T and Envox;

     * The acquisition of speech technology related businesses.

     * The launching of several new products including a Medical Transcription Server based on IBM's ViaVoice technology and a speech interface to Microsoft's new InfoPath product.

     In order to fund operations in 2003, Wizzard plans to continue to work towards our quarterly positive cash flow goal based on expanding revenues while at the same time utilize our new ESOP payroll plan and acceptance of various forms of small investments and loans from current shareholders. After seven years of operating Wizzard, management confidently feels these funding methods will limit dilution for our shareholders and allow for the funding of operations over the next 12 months.

     Wizzard receives the majority of its sales leads through arrangements with IBM and AT&T as well as through internal marketing efforts. When a customer first comes to Wizzard, in most cases, they are not familiar with speech technology so Wizzard initially spends time educating the potential customer and helping to identify their requirements. This gives Wizzard the opportunity to show our expertise in the industry and describe our wide variety of speech products and services. If the customer decides to move forward with the adoption of a speech technology, they have three choices as to how to go about adding speech to their internal software applications for their workforce or to their commercial products and services. These three choices are:

     1. Purchase/license the necessary programming tools and speech engines and go about making the addition of speech on their own, with little help from Wizzard. Our programming tools allow software developers to quickly and efficiently add speech and are required by the customer to complete their project. The initial sale for this customer choice tends to be between $350 to $5,000. Upon completion of its development efforts, the customer must then license specific speech engines from Wizzard for distribution in each and every copy they produce whether for internal use or for commercial distribution. The prices of these engines range from $1.00 to $20.00 per copy and must be paid in advance of deployment.

     2. The second option our customers have is when a company requires additional technical or developer support while they go through the process of adding speech to their internal software applications, commercial products or services. This type of support can vary from several hours on the phone with our expert speech engineers to more relevant work where our engineers review or even create sample programming code for the customer. Wizzard offers these customers several support packages which range in price from $500 to $20,000. Additionally, Wizzard offers several previously created add on software modules that save the customers significant time and money by allowing them to "drop in" a section of code rather than create it themselves from scratch.

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

These add on modules include vocabularies for specific vertical markets (medical, legal, etc) and networking capabilities that allow for speech to be used across a network environment. Prices for these add on modules range from $200 to $15,000.

    3. The third choice a customer has after deciding to move forward with the adoption of speech is to let Wizzard create, plan and implement the entire project for the customer using Wizzard's highly experienced software consultants and engineers. These projects historically have three phases:
Conceptual, First Working Version, Delivery. After each phase the customer provides Wizzard with feedback and the necessary changes or additions are made and the project is moved to the next phase. Due to the customized nature of this third customer option, prices for these projects can significantly vary from $10,000 to $250,000 or more. Wizzard gets paid based on a time and materials basis in most instances and tends to charge an upfront "down payment" of approximately 25% with follow up payments upon meeting certain milestones set by the customer and Wizzard at the beginning of the project.

     Wizzard's management believes two significant changes are occurring in the market for speech technologies and related products.

     First, after several long, hard years of extremely limited spending on technology by businesses, it seems that companies in the U.S. are beginning again to spend money on technology. Usually, businesses tend to purchase new computers and software for operating system upgrades when there is an initial increase in technology spending. However, in management's opinion, spending on productivity and product differentiating technologies, like speech, is usually not far behind.

     Second, management feels that the speech industry is moving in two parallel directions simultaneously. The first is that the industry is moving from a technology based industry to a vertical market product based industry. To expand further, it has been very common in the speech industry for speech companies to have strong technology but not have customers demanding the technology or not have found specific vertical niche markets where the technology can be applied successfully. Now, it seems that speech companies are finally finding markets where speech can be applied effectively and more importantly, where customers are willing to pay for speech to be applied effectively. The second parallel direction is the consolidation happening within the speech industry at this time. There have been several significant mergers and acquisitions as speech companies move from being speech technology companies to vertically targeted product companies.

     Wizzard's management feels it has effectively positioned the Company to be the "go between" for customers seeking to incorporate speech technology from IBM, Microsoft and AT&T (Three of approximately four significant speech manufacturers). These technology manufacturers offer the core speech engines that drive speech based products and services. However, in order for a customer to include speech technology in its product or service it requires specific programming tools offered in most cases, exclusively through Wizzard. In some cases these programming tools are proprietary to Wizzard and in some cases the programming tools are proprietary to the manufacturer of the speech engine, but sold exclusively through Wizzard. In addition to the programming tools, Wizzard is the sole source of technical and development support for customers wanting to include speech technology from IBM and AT&T for the Windows desktop platform. Through this effective positioning Wizzard comes into contact with over 10,000 potential customers per year. Management believes this number could be the highest in the industry for desktop speech technology.

     Due to the fact that the speech industry is still very young, Wizzard feels that the following information is potentially more significant than in more mature industries.

     As a result of coming into contact with so many potential customers of speech technology and related services, we believe we are in a unique position to capitalize on the future growth in the speech industry. Here's how:

     1. Wizzard offers a "one stop shop" type situation for customers where they can purchase/license everything they require to incorporate speech technology from programming tools, speech engines, add on modules, and vertical vocabularies to offering a complete line of custom programming, technical/developer support and consulting services. Wizzard's philosophy is to provide all the products and services our customers require so that they don't have to go elsewhere to complete any portion of their speech project. Management feels that this business model has already proven to be effective, based on customer feedback, in the sense that Wizzard has won and could win future speech technology related business from several large customers due to the fact that they can find everything they require through one company.

     2. Because Wizzard does come into contact with over 10,000 potential speech customers each year, management feels the Company is in a unique position to identify what the growing trends in the speech industry are, and determine what the customers require to meet their needs. To further clarify, when a potential customer wants more information on what they need to purchase/license to add speech to their products or services they are asked to fill in a form that includes a description of what they plan to do with the speech technology. Management is unaware of any other company that is able to obtain so much potentially valuable marketing information as Wizzard due to its relationships with IBM, Microsoft and AT&T and the fact that they send some, or in the case of IBM and AT&T, all of their potential speech programming customers to Wizzard. Based on this gathered information, Wizzard is positioned to capitalize on customer needs. Wizzard is able to identify growing trends as it has done so in the form of markets for ATMs, screen readers for the visually impaired, automated medical transcription and PC games (i.e.: Quake, Doom, Sims, Donkey Kong, etc.)

     3. Once a trend has been identified Wizzard can, and is in the process of doing so to capitalize on the trend in several ways.

     a. Satisfy Customer Demand - Wizzard can expand its product line to meet growing customer demand based on a specific vertical market. By strategically adding new products and services, representing more companies such as IBM and AT&T, Wizzard is not only positioned to grow revenues within its current customer base but can also increase the number of potential customers coming to Wizzard through marketing arrangements with the manufacturer of the new products. Management has identified and is in the process of negotiating with several of these manufacturers and feels that if it is able to effectively add five new speech product manufacturers, based solely on customer demand, it can increase the number of potential customers coming to Wizzard for their speech technology needs to over 20,000 per year. This number could grow significantly as more businesses around the world adopt speech. This model is a "double win" for Wizzard in the sense that it can increase revenue by expanding its products to meet current customer demand while at the same time increasing the number of potential customers coming to Wizzard for their speech needs. At this time, management is not aware of any other company offering this type of service to desktop speech technology manufacturers besides Wizzard.

     b. First To Market - Wizzard can create specific vertical speech products based on what customers are requesting. A recent example of this action is the medical transcription market. Over the last 9 months Wizzard has noticed a growing trend of customers who own transcription services looking for an automated transcription solution for their business. Currently, medical professionals dictate their patient reports, which are then sent to transcription services where workers transcribe by hand the doctor's dictation. Because of the competitive nature of the transcription industry, margins are small and any savings at all can be a significant boost to a transcription company's bottom line. As a result, transcription companies are searching for a speech based solution that would allow them to reduce personnel expenses. Based on the identification of this trend, Wizzard recently licensed from IBM special speech technology, is currently making modifications and upgrades to this technology, and plans to begin marketing a new Medical Transcription Server product for midsized transcription companies in the 4Q of 2004. This is one of several examples where having an early preview of market demand can be a tremendous advantage.

     c. Acquire Successful Speech Companies - Due to the fact that Wizzard can tell how much of a customer's product is being sold as the customer is required to purchase from Wizzard speech engines for every copy of their product or service distributed, Wizzard can look to acquire the customer's business. Wizzard plans to make acquisitions over the next twelve months based on what it is able to identify as customer demand for a specific speech related product or technology. As the speech industry moves from a technology based market to a specific vertically targeted product based market, consolidation amongst companies is a growing trend and Management feels Wizzard is in the best position to identify and capitalize on the new speech product companies emerging in the market.

     d. Speech Engines For The "Killer App" - As mentioned above, once a customer has incorporated speech into their workforce, product or service they are required to purchase a speech engine for every single copy of the product or service they distribute. Wizzard has hundreds of customers, from Fortune 500 corporations to 10 person small businesses, currently incorporating speech technology into their products which they plan to sell into specific vertical markets. These markets range from PC Games, medical devices, to homeland security applications, software for the visually impaired and legal transcription. If any one of these Wizzard customers' products are successful resulting in large unit sales of their products, Wizzard will directly benefit by an increase in revenues and gross profits for its speech engine sales as Wizzard's profit margin on speech engines ranges from 10% to 500% based on
volume purchases with an average margin of approximately 60%.   Management
believes at this time that several of its customers have the potential for very large unit sales of their newly created speech products in the near future as these companies complete, launch and market their products.

Results of Operations.
----------------------

     2002 Compared to 2001
     ---------------------


     Wizzard derives it revenue from the sale of desktop speech technology (speech recognition and text-to-speech) programming tools, distributable engines and speech related consulting services and support. During 2002, Wizzard recorded revenues of $346,116, an increase of $257,766 from $88,350 for 2001. The increase in 2002 was due in large part to our continued focus on marketing our business solutions and products to software programmers and companies. In 2002, we expanded our relationships with strategic third parties which coincided with an increase in sales of our Voice Tools, expanding consulting contracts as well as offering the opportunity to sell third party products from our Tools & Engines Division, which compliment Wizzard's product offerings.

     During 2002, cost of goods sold was $225,254, an increase of $54,348 over the 2001 cost of goods sold of $170,906. This is attributed to an increase in labor cost associated with consulting and custom programming and increased amortization of the technologies purchased in the Speech Systems, Inc acquisition in May 2001. Wizzard generated a gross profit of $120,862 in 2002, versus a gross loss of $82,556 in 2001. We feel our current percentage of revenue to cost of goods sold should hold steady over the next several years based on current products and other offerings continuing to be of value to our customers.

     During 2002, Wizzard had general and administrative expenses of $687,265, as compared to $620,773 in 2001. The increase is attributed to a $121,220 penalty that we incurred due to a delay in the approval of our SB-2 Registration Statement based on contractual obligations regarding the Convertible Note Payable and shares sold in a 506 private placement. Wizzard is currently negotiating with the holder of this note and other shareholders to settle this debt, possibly, through the issuance of restricted common stock.

     During 2002, Wizzard incurred non-cash legal and consulting fee of $723,899, as compared to $669,489 in 2001. We issued $88,000 worth of common restricted stock to our attorneys and $635,000 for consulting and other services. Due to the increased liquidity of its common stock traded on the OTC Bulletin Board exchange, Wizzard has been able to pay for valuable and sometimes critical services with restricted common stock. This has helped us to use our cash for general and administrative operations.

     During 2002, Wizzard recorded selling expenses of $35,169, an increase of $22,730 from $12,439 for 2001, due to our increased marketing efforts. We plan to continue marketing our own and strategic third party products through various forms of customer interaction mentioned above under "Plan of Operations."

     During 2002, we incurred $33,222 in interest expenses, versus $286,095 interest expenses in 2001. This $252,873 reduction in interest expense for 2002 over 2001 was due to a one-time $250,000 discount on the convertible note payable in 2001. Based on this, 2002 interest expenses would have been approximately $3,000 lower than in 2001.

     During 2002, Wizzard incurred a net loss of $1,358,693, versus $1,671,352 in 2001. This $312,659 decrease in our net loss in 2002 is attributed to an increase in revenue and a reduction in interest expenses. Based on the decrease in our net loss, Wizzard registered a loss per common share of $0.08, versus a loss per common share of $0.10 in 2001.

Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002
--------


     During the third quarter of 2003, Wizzard recorded revenues of $106,509, a 113% increase from $49,940 for the third quarter of 2002. The increase in Q2 2003 was due to increased revenues from sales of AT&T Natural Voices Desktop Text-To-Speech SDK and related Voice Fonts. The third quarter was the first full quarter that Wizzard was offering the AT&T product line and sales have risen each month under our agreement with AT&T. In the third quarter of 2003 Wizzard sold 96 Software Developer Kits to new customers who plan to incorporate speech into their internal or commercial products. For the nine months ended September 30, 2003 Wizzard's revenue was $335,261, a 125% increase from $148,643 for the nine months ending September 30, 2002.

     During the third quarter of 2003, Wizzard had a cost of goods sold of $142,912 versus $33,281 in the third quarter of 2002. The increase in COGS is attributed to an increase in revenues, additional subcontracted labor, royalty payments to IBM, AT&T and Envox. Of the $142,912, approximately $30,000 was for amortization expenses of intangible assets, approximately $29,000 was for subcontracted labor , and approximately $78,000 was for royalty payments to AT&T and IBM. For the nine months ending September 30, 2003. Wizzard's COGS was $333,239, a 165% increase from $125,693 for the nine months ending September 30, 2002.

     During the third quarter of 2003, Wizzard recorded total operating expenses of $439,801, a 62% increase from $271,487 in the third quarter of 2002. This increase in operating expenses for the third quarter of 2003 versus the third quarter of 2002 is due in large part to the non cash expense of $245,000 for the issuance of 500,000 restricted shares of common stock to Arthur Douglas & Associates, our investor relations firm. Other significant General and Administrative costs included Officer Salaries, Employee salaries, Legal Fees, Rent (Florida and Pennsylvania offices) and Payroll Taxes . For the nine months ending September 30, 2003 Wizzard's total operating expenses was $1,381,925, versus $619,456 for the nine months ending September 30, 2002.

     During the third quarter of 2003, Wizzard had Other Expenses, primarily interest expense, of $5,055 versus $8,804 in the third quarter of 2002. For the nine months ending September 30, 2003 Wizzard's Other Expenses was $21,686, versus $20,464 for the nine months ending September 30, 2002.

     During the third quarter of 2003, Wizzard had a Net Loss of $481,259, a 16% decrease from $572,265 in the second quarter of 2003 and a 83% increase from $263,632 in the third quarter in 2002. Wizzard attributes this increase in the net loss to the previously mentioned non cash investor relations and consulting expenses. As a result, during the third quarter of 2003, Wizzard had a Loss per Common Share of $0.02 versus $0.01 for the third quarter in 2002 and $0.03 for the second quarter in 2003. For the nine months ending September 30, 2003 Wizzard's net loss, including non cash expenses, was $1,401,589, versus $616,970 for the nine months ending September 30, 2002.

Liquidity and Capital Resources.
--------------------------------

     2002 Compared to 2001
     ---------------------

     During 2002, Wizzard incurred $723,899 in total non-cash expenses versus $914,447 in non-cash expenses in 2001. This reduction of $190,548 was due to a reduction in overall non-cash expenditures including legal and consulting expenses.

     During 2002, we used $373,257 in net cash for operations versus $595,821 a year ago (2001). This lesser amount was due to a reduction in operational expenses and an increase in revenues.

     During 2002, we had an increase in depreciation and amortization expenses of $46,578, from $107,544 in 2001, to $154,122 in 2002. This increase is attributed to the amortization of technology purchased in the Speech Systems, Inc acquisition. Amortization for 2001 was only recorded from the date of purchase in May of 2001.

     During 2002, Wizzard had an increase in accounts receivable from $1,584 in 2001 to $60,524 in 2002 attributed to the timing of collections of current sales in our Consulting Division, standard business operations and an increase in revenue generation.

     During 2002, we had an increase in accounts payable to $128,009 over a decrease in accounts payable of $41,159 in 2001. The increase in accounts payable was attributed to $121,220 in penalties mentioned above for the delay in the SB-2 Registration Statement becoming effective. Wizzard is currently negotiating with shareholders to whom this debt is owed to settle the debt, possibly with the issuance of restricted common stock.

     During 2002, we received proceeds of $402,143 from notes payable to various shareholders. In 2001, we received $46,077 in proceeds from notes payable. These notes are payable on demand and bare interest at 5.75% per annum. Subsequent to year end, we settled approximately $374,000 of this debt and related accrued interest of $13,902 through the issuance of 901,778 shares of restricted common stock.

Nine Months Ended September 30, 2003, Compared to Nine Months Ended September 30, 2002
--------

     Cash on hand increased $87,555 to $138,511 on September 30, 2003 compared to $50,956 on December 31, 2002. This can be generally attributed to the net of $449,831 provided by financing activities, primarily attributed to the proceeds from exercise of options and warrants.

     The Company used common stock to pay for $674,033 in consulting, investor relations and legal service during the nine months ended September 30, 2003. In so doing, the Company believes they have extended cash liquidity for operational purposes. Non cash expenses for the nine months ending September 30, 2003 were $889,414.

     Cash used in operations for the nine months ended September 30, 2003 was $324,452, a decrease of 10% over the $358,508 cash used in operations for the nine months ended September 30, 2002.

     Cash used in investing activities for the nine months ended September 30, 2003 included $19,881 for the purchase of needed office equipment updates. This is a $12,894 increase over the $6,987 used during the nine months ended September 30, 2002.

     Cash provided by financing activities for the nine months ended September 30, 2003 included $449,831 in proceeds from exercise of options and warrants and $32,057 in proceeds from related party notes, offset by $50,000 in payments made on related party obligations. This is a $68,246 increase over the $363,642 in cash provided by financing activities during the nine months ended September 30, 2002.

     The Company's principal sources of liquidity for the nine months ended September 30, 2003 includes a 125% increase in sales over the same nine month period in the previous year and $360,333 in proceeds from the exercise of certain warrants and options.

     At September 30, 2003, the Company had a working capital deficit of $142,548, compared to the $69,885, working capital deficit at December 31, 2002. As mentioned in Note 8 to the Unaudited Financial Statements the accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America which contemplate continuation of the Company as a going concern. The Company's operations will require continued increases in cash flows from operations or additional equity or debt financing to continue.

     The Company's liquidity needs are principally for financing operations until sufficient sales levels can be achieved to establish profitable operations.

     In 2004, the Company will attempt to negotiate and settle through the issuance of common shares approximately $200,000 in current obligations including approximately $140,000 in penalties on the delay in registering shares in the 506 offering and convertible debt and approximately $60,000 in unpaid accrued interest. The Company plans to continue to use employee stock option plan to pay certain employee salaries, and to actively pursuing the sales leads obtained from downloads of our Voice Tool products and our speech engine distributor relationships with IBM and AT&T.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     Except as indicated below, during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

     During the year ended December 31, 2002, the Company borrowed from five shareholders of the Company a total of $402,183. During March 2003, the Company borrowed an additional $22,000. These notes are payable on demand and accrue interest at a rate of prime plus 1% or approximately 5.75%. During the quarter ended March 31, 2003 the Company issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,323 in related accrued interest. The remaining $50,000 note payable with accrued interest of $2,386 was repaid in April 2003.

     During April, 2003, the Company borrowed from a shareholder of the Company a total of $10,165. The note is payable on demand and accrues interest at a rate of prime plus 1% or approximately 5.75% and amounted to $271 at September 30, 2003.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

      Our common stock is currently traded on the OTC Bulletin Board of the NASD under the symbol "WIZD." However, the market for our common stock is extremely limited in volume. We can not guarantee that the present market for our common stock will continue or be maintained, and the sale of unregistered and restricted common stock pursuant to Rule 144, or of the shares being registered for resale under this prospectus by the selling stockholders, may substantially reduce the market price of our common stock.

      The quarterly high and low bid prices for our shares of common stock since public trading of these shares for the last two years are as follows:

                                                  Bid*
                                                  ---

Quarter or period ending:               High                Low
-------------------------               ----                ---
March 31, 2002                          $1.65               $0.65

June 30, 2002                           $1.49               $0.75

September 30, 2002                      $0.99               $0.53

December 31, 2002                       $0.71               $0.32

March 31, 2003                          $0.96               $0.33

June 30, 2003                           $0.73               $0.41

September 30, 2003                      $0.52               $0.37

December 31, 2003                       $1.45               $0.40


          * Following a 1.65 for one forward split on February 9, 2001. The quotations from prior dates retroactively reflect this split.


     These bid prices were obtained from Pink Sheets, LLC, formerly known as the "National Quotation Bureau, LLC," and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Resales of Restricted Securities.
---------------------------------

     As of October 2, 2002, the effective date of our registration statement on Form SB-2, approximately 597,967 shares of our common stock were publicly traded. This number has increased and we expect that it will continue to increase by the 4,279,238 presently outstanding shares that may be offered by this prospectus, along with the 1,788,076 shares underlying the warrants and the 500,000 shares into which the Series 2001-A Eight Percent (8%) Convertible Notes can be converted and that also may be offered by this prospectus. Our Board of Directors has resolved to acquire by registration on Form S-4 all of the remaining outstanding shares held by the approximately 215 minority stockholders of Wizzard Delaware, our 96%-owned subsidiary. This would increase our outstanding shares by an additional 588,082 shares. In addition, there are 11,978,831 shares of our common stock that satisfied the one year holding period for limited resales under Rule 144 on February 7, 2002. This substantial increase in the available shares for publicly trading from 597,967 shares to 7,265,281 shares on the effective date of our registration statement and the availability of these other shares for future public sale may dramatically reduce the price of our common stock on the basis of supply and demand alone.

Holders.
--------

     As of the date of this prospectus, we have about 152 stockholders. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     We have not declared any cash dividends on our common stock, and do not intend to declare dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

                      EXECUTIVE COMPENSATION
                      ----------------------

Cash Compensation.
------------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                   SUMMARY COMPENSATION TABLE


                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------
Christopher 12/31/01  $ 43911   0     0       0       0       0      0 (1)
J. Spencer, 12/31/02  $ 60000   0     0       0       0       0      0 (1)
President,  12/31/03  $ 70000   0     0       0       0       0      0
Treasurer
and Director

Armen      12/31/01   $ 22500   0     0       0       0       0      0 (1)
Geronian,  12/31/02   $     0   0     0       0       0       0      0 (1)
Asst. Sec. 12/31/03   $     0   0     0       0       0       0      0 (1)
and Director

Gordon     12/31/01   0         0   $22500(2) 0       0       0      $1500 (1)
Berry,     12/31/02   0         0   $24000(2) 0       0       0      $1500 (1)
Director   12/31/03   0         0   $24000(2) 0       0       0      $1500 (1)

Alan       12/31/01   0         0        0    0       0       0          0
Costilo,   12/31/02   0         0   $15000(2) 0       0       0          0
Director   12/31/03   0         0   $24000(2) 0       0       0          0

          (1) Medical insurance is paid as part of Mr. Spencer's salary; Mr.
              Geronian gets his medical insurance paid; and Mr. Berry gets a $1,500 automobile allowance.

          (2) We paid these amounts to Messrs. Berry and Costilo as independent contractor, rather than as employees.


Bonuses and Deferred Compensation.
----------------------------------

     None.

Compensation Pursuant to Plans.
-------------------------------

     None.

Options/SAR Grants.
-------------------

     We did not grant any options or SAR's to any executive officer during the fiscal year ended December 31, 2002.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.
---------------------------------------------------------------------------

     No stock options or SAR's were exercised during the fiscal year ended December 31, 2002.

Pension Table.
--------------

     None.

Other Compensation.
-------------------

     None.

Compensation of Directors.
--------------------------

     None.

Employment Contracts.
---------------------

     None.

Termination of Employment and Change of Control Arrangements.
-------------------------------------------------------------

     None.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     Each of Wizzard's directors, executive officers and 10% owners have filed Form 3 Initial Statement of Beneficial Ownership with the Securities and Exchange Commission as follows:

       Name                                   Filing Date
       ----                                   -----------
       Christopher J. Spencer                 2/04/02
       Armen Geronian                         2/04/02
       Gordon Berry                           2/04/02
       Alan Costillo                          2/04/02
       Jack and Magee Spencer                 2/04/02
       Voice Recognition Investment, L.P.     2/06/02

     In addition, the following directors filed Form 4 Statements of Changes in Beneficial Ownership of securities on or about the dates indicated:

                                              Filing          Transaction
       Name                                   Date            Date
       ----                                   ----            ----
       Gordon Berry                           9/09/02         8/28/02
                                              3/12/03         3/04/03
                                              1/06/04        12/10/03
       Armen Geronian                         9/11/03         9/05/02
                                              3/12/03         3/04/03
       Alan Costilo                          11/01/02        10/28/02

                              FINANCIAL STATEMENTS
                              --------------------

     (i)  Financial Statements for the years ended
          December 31, 2002, and December 31, 2001

          Independent Auditors Report of Pritchett, Siler & Hardy, P.C.

          Balance Sheet - December 31, 2002

          Statements of Operations from Inception on January 26, 1998 through December 31, 2002 and the Years ended December 31, 2002 and 2001

          Statements of Stockholders' Equity January 26,
          1998 to December 31, 2002

          Statements of Cash Flows from Inception
          January 26, 1998 to December 31, 2002
          and the Years Ended December 31, 2002 and 2001

          Notes to Financial Statements

    (ii)  Unaudited Condensed Consolidated Balance Sheet,
          September 30, 2003

          Unaudited Condensed Consolidated Statements of
          Operations, for the three and nine months ended
          September 30, 2002 and 2003

          Unaudited Condensed Consolidated Statements of Cash
          Flows, for the nine months ended September 30, 2003
          and 2002

          Notes to Unaudited Condensed Consolidated Financial
          Statements

                    WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2002

                  WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY



                                 CONTENTS

                                                                   PAGE


Independent Auditors' Report                                        1

Consolidated Balance Sheet, December 31, 2002                       2

Consolidated Statements of Operations, for the years
 ended December 31, 2002 and 2001                                   3

Statement of Stockholders Equity for the years
 ended December 31, 2002 and 2001                               4 - 5

Consolidated Statements of Cash Flows, for the years
 ended December 31, 2002 and 2001                               6 - 7

Notes to Consolidated Financial  Statements                     8 - 18

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation, and subsidiary as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation, and subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 and 2001, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has not yet established profitable operations, has incurred significant losses since its inception and has current liabilities in excess of current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

January 24, 2003, except for Note 14
as to which the Date is March 31, 2003
Salt Lake City, Utah


                WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                      CONSOLIDATED BALANCE SHEET

                               ASSETS

                                                              December 31,
                                                               2002

CURRENT ASSETS:
  Cash in bank                                            $    50,956
  Accounts receivable                                          62,524
  Inventory                                                    28,221
  Prepaid expenses                                             13,493
                                                           ----------
    Total Current Assets                                      155,194
                                                           ----------
PROPERTY & EQUIPMENT, net                                     100,962
                                                           ----------
OTHER ASSETS:
  Intangible assets, net                                      390,131
  Deposits                                                      2,000
                                                           ----------
    Total Other Assets                                        392,131
                                                           ----------
                                                           $  648,287
                                                           ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                         $  181,988

  Accrued expenses                                            103,450
  Loans payable - related party                               427,218
                                                           ----------
   Total current liabilities                                  712,656
                                                           ----------
LONG  TERM OBLIGATIONS:
  Convertible Notes Payable                                   235,000
                                                           ----------
     Total long term liabilities                              235,000
                                                           ----------
                                                              947,656
                                                           ----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value, 10,000,000 shares
   authorized, no shares issued and outstanding                     -
  Common stock, $.001 par value, 100,000,000 shares
   authorized, 18,814,800 shares issued and outstanding        18,815
  Capital in excess of par value                            5,622,803
  Retained Deficit                                         (5,940,987)
                                                           ----------
    Total Stockholders' Equity (Deficit)                     (299,369)
                                                           ----------
                                                           $  648,287
                                                           ==========

The accompanying notes are an integral part of this consolidated financial statement.

               WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      For the Years Ended
                                                          December 31,
                                                  2002              2001
                                                 -----             -----

NET SALES                                        $   346,116    $    88,350
COST OF GOODS SOLD                                   225,254        170,906
                                                 -----------    -----------
  Gross Profit (Loss)                                120,862        (82,556)
                                                 -----------    -----------
EXPENSES:
  Selling expenses                                    35,169         12,439
  General and administrative                         687,265        620,773
  Non-cash legal and consulting fees                 723,899        669,489
                                                 -----------    -----------
    Total Expenses                                 1,446,333      1,302,701
                                                 -----------    -----------
LOSS FROM OPERATIONS                              (1,325,471)    (1,385,257)
                                                 -----------    -----------
OTHER INCOME (EXPENSE):
  Other income                                             -          1,917
  Interest expense                                   (33,222)      (288,012)
                                                 -----------    -----------
    Total Other Income (Expense)                     (33,222)      (286,095)
                                                 -----------    -----------
LOSS BEFORE INCOME TAXES                          (1,358,693)    (1,671,352)

CURRENT TAX EXPENSE                                        -              -

DEFERRED TAX EXPENSE                                       -              -
                                                 -----------    -----------
NET LOSS                                         $(1,358,693)   $(1,671,352)
                                                 -----------    -----------
LOSS PER COMMON SHARE                           $       (.08)   $      (.10)
                                                 -----------    -----------

The accompanying notes are an integral part of these consolidated financial statements.

                         WIZZARD SOFTWARE CORPORATION

                      STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                                                      Deficit
                                                                   Accumulated
                                   Common Stock                     During the
                              ---------------------   Paid in      Development
                             Shares          Amount   Capital          Stage
                             ------          ------   -------      -----------
BALANCE, December 31, 2000    13,620,472    $ 13,620  $ 2,373,837 $(2,910,942)

Effect of recapitalization
 of the subsidiary,
 January, 2001                 1,996,951       1,998       (6,406)         -

Shares of Wizzard Software
 Corp. a Delaware
 corporation not converted
 in re-capitalization
 resulting in a non
 controlling interest           (215,641)       (216)         216          -

Issuance of stock for Cash,
 February through
 May, 2001 at $1.00
 per share, net of offering
 Costs of $66,527                671,500         672      604,301          -

Issuance of warrants to
 purchase 60,000 shares of
 common stock  at $1.00 per
 share February, 2001                 -           -         6,441          -

Issuance of stock for prepaid
 advertising services,
 May, 2001 at $1.00 per share    350,000         350      349,650          -

Issuance of shares upon
 the conversion
 of notes payable, at
 $1.00 per share  May, 2001      495,000         495      494,505          -

Issuance shares to acquire
 Speech System, Inc.
 valued at $500,000 or
 $1.00 per share. May, 2001      500,000         500      499,500          -

Return of 532,500 shares of
 common stock, which the
 company immediately
 canceled.                     (532,500)       (533)         533          -

Issuance of warrants to
 purchase 500,000 shares of
 common stock  at $2.00 per
 share August, 2001                   -           -        99,243          -

Issuance of stock for
 consulting services,
 September, 2001 at $.835
 per share                       100,000         100       83,400          -

Issuance of stock for
 consulting services,
 September, 2001 at
 $.835 per share                   7,143           7        5,957          -

Consideration for the
 beneficial conversion
 feature on the $250,000
 convertible note,
 September, 2001                      -           -       250,000          -

Stock Issued upon
 conversion of $15,000
 of a note payable and
 accrued interest of
 $208 October, 2001               30,416          30       15,178          -

Issuance of stock for
 legal and consulting
 services, October, 2001,
 at $.75  per share               72,000          72       53,928          -

Issuance of warrants to
 purchase 115,000 shares of
 common stock  at prices
 ranging from $.25 per share
 to $.75 per share
 October, 2001                        -           -        56,660          -

Issuance of stock for
 legal services,
 November, 2001,
 at $.79 per share                16,247          16       12,819          -

(continued)


                         WIZZARD SOFTWARE CORPORATION

                      STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                                                      Deficit
                                                                   Accumulated
                                   Common Stock                     During the
                              ---------------------   Paid in      Development
                             Shares          Amount   Capital          Stage
                             ------          ------   -------      -----------
Issuance of  stock
 for legal services,
 December, 2001,
 at $.57 per share                 1,495           2          844          -

Net loss for the year
 ended December 31, 2001              -           -            -   (1,671,352)
                             ------------   --------  ------------ -----------
BALANCE, December 31, 2001    17,113,083      17,113    4,900,606  (4,582,294)
                             ------------   --------  ------------ -----------
Issuance of stock for
consulting services,
December, 2002, at $.40 to
$.50 per share                 1,571,500       1,572      634,178           -

Issuance of stock for
legal services, February
to December, 2002, at $.72
to $1.20 per share               130,217         130       88,019           -
                             -----------    --------  -----------  ----------
BALANCE, December 31, 2002    18,814,800      18,815    5,622,803  (5,940,987)
                             ===========    ========  ===========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     For the Years Ended
                                                        December 31,
                                                   ----------------------
                                                   2002          2001
                                                   ----          ----
Cash Flows from Operating Activities:

  Net loss                                        $(1,358,693)  $ (1,671,352)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
    Non-cash revenue                                        -         (1,917)
    Non-cash expenses                                 723,899        914,447
    Depreciation and amortization expense             154,122        107,544
    Change in assets and liabilities:
      (Increase) in accounts receivable               (60,524)        (1,584)
      Decrease in Inventory                               321         92,482
      (Increase) decrease in prepaid expenses           5,924        (19,132)
      Increase (decrease) in accounts payable         128,009        (41,159)
      Increase in accrued expense                      33,685         24,850
                                                  -----------    -----------
        Total Adjustments                             997,436      1,075,521
                                                  -----------    -----------
     Net Cash Provided (Used) by
      Operating Activities                           (373,257)      (595,821)
                                                  -----------    -----------
Cash Flows from Investing Activities:
  Purchase of property & equipment                     (6,905)       (21,396)
  (Increase) in notes receivable                            -        (33,000)
                                                   ----------    -----------
Net Cash (Used) by Investing Activities                (6,905)       (54,396)
                                                   ----------    -----------
Cash Flows from Financing Activities:
  Issuance of common stock                                  -        671,500
  Payment of stock offering costs                           -        (66,527)
  Payments on long-term obligation                          -       (255,000)
  Proceeds from long-term obligation                        -        250,000
  Proceeds from note payable - related party          402,143         46,077
  Payments on note payable - related party                  -        (21,000)
                                                   ----------    -----------
Net Cash Provided by Financing Activities             402,143        625,050
                                                   ----------    -----------
Net Increase (Decrease) in Cash                        21,981        (25,167)

Cash at Beginning of Period                            28,976         54,143
                                                   ----------    -----------
Cash at End of Period                             $    50,957    $    28,976
                                                   ----------    -----------
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                      $         -    $    24,582
    Income taxes                                  $         -    $         -

Supplemental Schedule of Noncash Investing and Financing Activities:

For the Year Ended December 31, 2002:

     The Company issued 90,217 restricted shares of common stock for legal services valued at $70,406, at prices ranging from $.72 to $1.20 per share.

     The Company issued 40,000 shares of common stock for legal services valued at $17,743, at price of $.44 per share.

                           (Continued)

                WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (Continued)
Supplemental Schedule of Noncash Investing and Financing Activities:
For the Year Ended December 31, 2002:

     The Company issued 1,500,000 restricted shares of common stock for consulting services valued at $600,000, at a price of $.40 per share.

     The Company issued 71,500 shares of common stock for consulting services valued at $35,750, at a price of $.50 per share.

For the Year Ended December 31, 2001:

     The Company cancelled 215,641 shares of common stock related to the reverse acquisition.

     The Company issued 1,996,951 shares of common stock in February 2001 and recorded $4,410 in non-cash expense related to the reverse acquisition.

     The Company issued 495,000 shares of stock in payment of notes payable of $495,000, or $1.00 per share.

     The Company issued 500,000 shares of common stock to acquire Speech Systems, Inc. valued at $500,000, or $1.00 per share.

     The Company issued 96,885 shares of common stock for consulting services valued at $73,645, at prices ranging from $.57 to $.79 per share

     The Company sold a convertible note in the amount of $250,000. Because the conversion price was below the market price of the common stock, a beneficial conversion feature of $250,000 was recognized and recorded as interest expense in the current year. The Company issued 30,000 shares of common stock for the conversion of $15,000 of the convertible notes payable, or $.50 per share. The Company also converted $208 of accrued interest into 416 shares of common stock, or $0.50 per share.

     The Company granted warrants to purchase 175,000 shares of common stock at prices ranging from $.75 to $1.00 per share. The fair value of $63,101 related to these warrants was expensed and offset against additional paid in capital.

     The Company issued 450,000 shares of common stock and warrants to purchase 600,000 shares of common stock at $2.00 per share, for prepaid consulting services valued at $532,743.

     The Company issued warrants to purchase 540,000 shares of common stock at $1.00 per share to certain shareholders whom contributed back 3,725,000 shares in connection with the reorganization agreement.

     Return of 532,500 shares of common stock from the placement agent in consideration for changing the minimum raised in the private placement from $3,000,000 to $500,000. The Company immediately canceled the common stock.

     The Company received a memorandum of understanding with Microsoft recorded as an intangibles assets in lieu of payment on notes receivable of $64,310 and related accrued interest of $1,917.

The accompanying notes are an integral part of these consolidated financial statements.

              WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization   Wizzard Software Corporation (Formerly Balance Living,
Inc.)[Parent] a Colorado corporation, was organized on July 1, 1998. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. Wizzard Software Corp. [Subsidiary], was incorporated on February 29, 1996 under the laws of the State of Delaware. The Company engages primarily in the development, sale, and service of custom and packaged computer software products. On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, wherein,
Parents acquired 96% of the common stock of the subsidiary.   The merger was
accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. On May 22, 2001 the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase.

Consolidation   The consolidated financial statements presented reflect the accounts of Wizzard Software Corporation, Wizzard Software Corp., and Speech Systems, Inc. as of December 31, 2002. At December 31, 2002 and 2001 the Company held a 96% ownership interest in Wizzard Software Corp. The Company recorded no liability for the 4% non-controlling interest as Wizzard Software Corp. had a stockholders deficit at the time of merger. Further the net loss for Wizzard Software Corp. for the year ended December 31, 2002 and 2001 applicable to the 4% non-controlling interest were not allocated to the non controlling interest as there is no obligation of the non-contolling interest to share in such losses. All significant inter-company transactions between the parent and subsidiary have been eliminated in consolidation.

Cash and Cash Equivalents   For purposes of the financial statements, the
Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At December 31, 2002, the Company had no uninsured cash balances.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At December 31, 2002, the Company has not established an allowance for doubtful accounts which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Amounts written off for the years presented are insignificant for disclosure.

Inventory   Inventory consists of software and related products and is carried at the lower of cost or market.

Depreciation   Depreciation of property and equipment is provided on the
straight-line method over the estimated useful lives of the assets of five years to thirty nine years.

Intangible assets   Intangible assets consist of the rights, interest, title
patents, trademarks and trade secrets of the speech recognition software ActiveXvoice Tools, purchased in the acquisition of Speech Systems, Inc., purchased rights to a Merchant Operating Understanding for the distribution of the Company's products and domain name registration and are being amortized
over two to five years on a straight-line basis.   Amortization expense of
$115,070 and $69,059 was recorded for the periods ended December 31, 2002 and 2001 and has been included in cost of goods sold.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at December 31, 2002.

Revenue Recognition   Revenue is recognized when earned. The Company's revenue
recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and
the software has been shipped.   Revenue is recognized, net of discount and
allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at December 31, 2002 and 2001 amounted to $0 and $0, respectively. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $186,833 and $6,800 at December 31, 2002 and 2001, respectively.

Loss Per Share   The Company computes loss per share in accordance with
Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive (see Note 11).

Income Taxes   The Company accounts for income taxes in accordance with
Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

Advertising Costs   Advertising and marketing costs are expensed as incurred
and amounted to $0 and $46,481 for the period ending December 31, 2002 and 2001.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Estimates   The preparation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Reclassification   The financials statements for the periods ended prior to
December 31, 2002 have been reclassified to conform to the headings and classifications used in the December 31, 2002 financial statements.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", were recently issued. SFAS No. 146, 147, 148 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2   ACQUISITIONS

On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 outstanding common shares at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and cancelled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effect a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

As of May 22, 2001, the Company purchased all of the issued and outstanding shares of Speech Systems, Inc., with all of the rights, interest, title patents, trademarks and trade secrets of the speech recognition software ActiveX Voice Tools, through the issuance of 500,000 shares of the Company's common stock valued at $500,000. As a result of the acquisition the Company recorded $500,000 in intangible assets which are being amortized over five years.

NOTE 3   INVENTORY

The following is a summary of inventory at December 31, 2002:
                                                                      2002
                                                                  -----------
       Finish Goods                                               $    28,221
                                                                  -----------
                                                                  $    28,221
                                                                  ===========

The Company does not estimate that an allowance for slow moving or obsolete inventory was necessary at December 31, 2002. During the year ended December 31, 2001, the Company wrote off excess quantities of inventory totaling $64,427.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4   PROPERTY & EQUIPMENT

The following is a summary of property and equipment at December 31, 2002:

                                                                      2002
                                                                __________
       Furniture, fixtures and equipment                        $  207,544
       Leasehold improvements                                       36,482
       Software                                                     39,502
                                                                ----------
                                                                   283,528
       (Less) Accumulated Deprecation                             (182,566)
                                                                ----------
       Property & Equipment, net                                $  100,962
                                                                ==========

Depreciation expense for the year ended December 31, 2002 and 2001 was $39,052 and $38,464, respectively.

NOTE 5   INTANGIBLES

The Company has classified its intangible assets as a definite-life intangible asset and is amortizing them on a straight-line basis over two to five years. During the three months ended March 31, 2002, the Company completed its initial test of intangible assets for impairment in accordance with SFAS No.
142. The Company used the estimated future cash flows to test the remaining intangible assets for impairment and determined that the Company's intangible assets were not impaired. Amortization expense of $115,070 and $69,059 was recorded for the year ended December 31, 2002 and 2001 and has been included in cost of goods sold. The following is a summary of intangibles at December 31,:
                                                         Life        2002
                                                         _____   ___________
       Active X Voice Tools Software                   5 years   $   500,000
       Trademarks, patents, website registrations 2 to 5 years        10,853
       Memorandum of Understanding                     5 years        66,227
                                                                 -----------
                                                                     577,080
       Accumulated amortization                                      (186,949)
                                                                 ------------
       Intangibles, net                                          $    390,131
                                                                 ============

The remaining estimated aggregate amortization expense for next five years is as follows at December 31, 2002:

        2003                                       $  114,980
        2004                                          114,898
        2005                                          114,171
        2006                                           46,082
        2007                                                -
                                                   ----------
                                                   $  390,131
                                                   ==========

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   NOTE RECEIVABLE

During the three months ended March 31, 2001 and December 31, 2000 the Company signed four separate unsecured notes with Speech Solutions, Inc. totaling $63,000, including accrued interest of $3,227. Interest was 12.5% per annum compounded monthly. Principle and interest were payable to the Company on demand. During May, 2001, the Company agreed to release Speech Solutions, Inc. of the note and related accrued interest for rights and benefits of a Merchant Operating Understanding in regards to developing and distributing speech tools to be transferred to the Company. The Memorandum of Understanding was recorded as a intangible asset and will be amortized over its estimated useful life of five years.

NOTE 7  NOTES PAYABLE

Bridge loan - On May 8, 2001 the Company issued 495,000 shares of Common stock upon the conversion of the $495,000 remaining principal balance on a financing agreement with Salvage Holdings, Inc. Principal and interest were due on August 10, 2001. Interest was calculated at 12.5% per annum. As additional consideration, the Company issued warrants to purchase 65,000 shares of the Company's common stock at $1.25 per share expiring August 10, 2005. As of December 31, 2002, the Company has accrued $63,652 in interest on this note payable.

Convertible Note Payable - On September 14, 2001, the Company sold a Series 2001-A 8% convertible note of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible in to the Company's common stock at the lessor of $.50 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 30,416 shares of common stock. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount is recorded as interest expense on September 14, 2001 as the note is immediately convertible. As of December 31, 2002, the balance of the note is $235,000 with related accrued interest payable of $24,363.

Related Party Note Payable   During the year ended December 31, 2001, a
shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. As of December 31, 2002, a balance of $25,076 remained outstanding on the note with related accrued interest of $1,858.

During the year ended December 31, 2002, the Company borrowed from five shareholders of the Company's a total of $402,183. These notes are payable on demand and accrue interest at a rate of prime plus 1% or approximately 5.75%. As of December 31, 2002, the Company has an accrued interest liability of $53,069 payable to these shareholders.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value. As of December 31, 2001, no shares were issued and outstanding.

Common stock During the year ended December 31, 2002, the Company issued 90,217 restricted shares of common stock for legal services valued at $70,406, at prices ranging from $.72 to $1.20 per share.

During December 2002, the Company issued 40,000 shares of common stock for legal services valued at $17,743, at price of $.44 per share.

During December 2002, the Company issued 1,500,000 restricted shares of common stock for legal services valued at $600,000, at a price of $.40 per share.

During December 2002, the Company issued 71,500 shares of common stock for legal services valued at $35,750, at a price of $.50 per share.

On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 restricted shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 shares outstanding at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and cancelled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effect a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation. The effect of the stock split has been reflected for all periods presented in these consolidated financial statements.

The Company issued 671,500 restricted shares of the Company's common stock at $1.00 per share under a confidential private offering of Common Stock for proceeds of $671,500 net of offering cost of $66,527.

As of May 22, 2001, the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. through the issuance of 500,000 restricted shares of the Company's common stock valued at $500,000. The restricted shares were valued equal to the $1.00 ask price of restricted shares sold in the private placement.

On April 8, 2001 the Company issued 495,000 restricted shares of Common stock upon the conversion of the $495,000 remaining principal balance of a bridge loan agreement with Salvage Holdings, Inc.

During May 2001, the Company recorded $350,000 non-cash investor relations expense related to the Company entered into a one year investor relations agreement through the issuance of 350,000 restricted shares of common stock valued at $1.00 per share. The restricted shares were valued equal to the $1.00 ask price of restricted shares sold in the private placement.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

During May 2001 in connection with the closing of the private placement the Company received 532,500 shares of the common stock from the placement agent in consideration for changing the minimum to be raised in the private offering from $3,000,000 to $500,000. The Company immediately cancelled the shares of common stock returned. In connection with this change in the minimum offering, the Company issued warrants to purchase 540,000 shares of common stock at $1.00 per share to certain shareholders whom contributed back 3,725,000 shares in connection with the reorganization agreement.

During September, 2001, the Company issued 100,000 restricted shares common stock valued at $.835 per share and warrants to purchase 500,000 restricted shares of common stock at $2.00 per share with a fair value of $.1985 per warrant, for consulting services valued at $182,643. The restricted stock issued was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

During September, 2001, the Company issued 7,143 restricted shares of common stock at $.835 per share, for consulting services valued at $5,964. The restricted stock issued was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

During the year ended December 31, 2001, the Company issued 30,416 restricted shares of the Company's common stock upon conversion of $15,000 in notes payable and $208 in related accrued interest.

During October, 2001, the Company issued 72,000 restricted shares of stock for $54,000 in consulting, legal and printing services. The restricted stock was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

During November, 2001, the Company issued 16,247 restricted shares of common stock for $12,835 in legal services. The restricted stock issued was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

During December, 2001, the Company issued 1,495 restricted shares of common stock for $846 in legal services. The restricted stock issued was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

Stock Options - During the periods presented in the accompanying financial statements the Company has granted options under the 2002 Stock Options Plans and executive and other employment agreements. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost under SFAS No. 123 has been recognized for the stock option plans or other agreements. Had compensation cost for the Company's stock option plan and agreements been determined based on the fair value at the grant date for awards in 2002 and 2001 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                          2002
                                                      _____________

     Net Income (Loss)                As reported     $    (391,229)
                                      Proforma        $    (531,373)
     Basic earnings (loss) per share  As reported     $        (.12)
                                      Proforma        $        (.16)

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 2002 risk-free interest rates of 1.2% expected dividend yields of zero, expected life of ...1 years, and expected volatility 0%.

2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients).
The total number of shares of common stock available under the Plan may not exceed 160,000. At December 31, 2002, total options available to be granted under the Plan amounted to 885,000.

During 2002, the Company issued a total of 60,000 options to a director to purchase common stock at $2.54 per share, which was below the current market value of the Company common stock of $2.80. The options vest equally over 36 months. In accordance with APB 25, the Company has recorded additional paid in capital of $15,600, compensation expense of $3,033 and deferred compensation of $12,567 as a reduction of stockholders equity.

A summary of the status of the options granted under the Company's 2002 stock option plans and other agreements at December 31, 2002 and changes during the year then ended is presented below:
                                               December 31, 2002
                                           _______________________
                                               Weighted Average
                                            Shares       Exercise Price
                                           ________      _____________
  Outstanding at  beginning of period             -      $    -
  Granted                                   115,000           .50
  Exercised                                (115,000)          .50
  Forfeited                                       -           -
  Expired                                         -           -
                                           ________      _____________
  Outstanding at end of Period                    -      $    .50
                                           ________      _____________

  Weighted average fair value of options
    granted during the year                 115,000      $    .02
                                           ________      _____________


Warrants   As of December 31, 2002, the Company had outstanding 1,788,076 warrants to purchase shares of common stock, which consisted of the following:

The Company granted warrants to purchase 408,076 shares of common stock at $1.50 per share, expiring August 6, 2002 through January 1, 2004, for services rendered in connection with the Company's private placement offering. As of December 31, 2002, none of these warrants have been exercised. The fair value of these warrants has been offset against additional paid in capital.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

The Company granted warrants to purchase 540,000 shares of common stock at $1.00 per share, expiring through August 6, 2003 to certain shareholders whom contributed back 3,725,000 shares in connection with the reorganization agreement.

The Company granted warrants to purchase 60,000 share of common stock for legal services valued at $6,441, at $1.00 per share.

The Company granted warrants to purchase 600,000 shares of common shares of the Company at $2.00 per share, in connection with an public relations and consulting contracts and recorded $99,243 in consulting expense.

The Company granted warrants to purchase 115,000 shares of common stock at prices ranging from $.25 to $1.00 per share, expiring through October 18, 2004 in connection with consulting contract and recorded $56,660 in consulting expense.

In August 2000, the Company granted warrants to purchase 65,000 shares of common stock at $1.25 per share.

During the year ended December 31, 2002 and 2001, no warrants were exercised, forfeited, or cancelled

NOTE 9   INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2002 operating loss carryforwards of approximately $5,950,000 which may be applied against future taxable income and which expires in various years through 2021.

The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $2,000,000 as of December 31, 2002, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2002 is approximately $600,000.

NOTE 10   OPERATING LEASES

The Company leases office space under an operating lease agreement, which calls monthly payments of $2,000 and expires on June 30, 2003. The Company's future minimum rental under this operating lease amounts to $12,000 at December 31, 2002. Rent expense for the year ended December 31, 2002 and 2001 was $24,000.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11   LOSS PER SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented for the years ended December 31,:

                                                     2002         2001
                                                 ___________  ___________

  Earnings (loss) from continuing operations
    available to common shareholders (numerator) $(1,358,693) $(1,671,352)
                                                 ___________  ___________

  Weighted average number of common
    shares outstanding during the period
    used in loss per share  (denominator)         17,190,134   16,626,762
                                                 ___________  ___________

At December 31, 2002, the Company had 1,788,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share (See Note 8) and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock (See Note 7), which were not included in the loss per share computation because their effect would be anti-dilutive. Subsequent to the year ended December 31, 2002, the Company issued 966,408 shares of common stock (See Note 14).

NOTE 12   GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 13   CONCENTRATION ON REVENUES

During the year ended December 31, 2002 , two customers accounted for 29% and 19% of the Company sales, respectively.

NOTE 14   SUBSEQUENT EVENTS

During January and March 2003, the Company issued 4,646 and 6,600 shares of common stock under the Company's stock option plan for legal services valued at $1,858 and $5,678, respectively.

On March 31, 2003, the Company issued 676,778 shares of restricted stock at approximately $.425 per share in payment of $277,622 in related party notes with related accrued interest of $9,808.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14   SUBSEQUENT EVENTS [Continued]

On March 31, 2003, the Company issued 6,098 shares of restricted common stock valued at $.78 per share to purchased the certain assets valued at $4,756.

On February 7, 2003, the Company issued 225,000 shares of common stock in payment of $96,521 related party notes payable with related accrued interest of $4,094.

During the March 2003, the Company issued 47,286 shares of common stock under the Company's employee stock option plan for services valued at approximately $.80 per share.

                 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             SEPTEMBER 30, 2003

                 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY



                                   CONTENTS

                                                                 PAGE


- - Unaudited Condensed Consolidated Balance Sheet,
    September 30, 2003                                            2

- - Unaudited Condensed Consolidated Statements of
    Operations, for the three months and nine months ended
    September 30, 2003 and 2002                                   3

- - Unaudited Condensed Consolidated Statements of Cash
    Flows, for the nine months ended September 30, 2003
    and 2002                                                  4 - 5

- - Notes to Unaudited Condensed Consolidated Financial
    Statements                                               6 - 12


                 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                    ASSETS

                                                             September 30,
                                                                 2003

CURRENT ASSETS:
     Cash                                                    $    138,511
     Accounts receivable                                           54,330
     Inventory                                                     22,160
     Prepaid Expenses                                              18,284
                                                             ------------
      Total Current Assets                                        233,285
                                                             ------------
PROPERTY & EQUIPMENT, net                                          96,417
                                                             ------------
OTHER ASSETS:
     Definite-life Intangible assets, net                         309,376
     Deposits                                                       4,226
                                                             ------------
      Total Other Assets                                          313,602
                                                             ------------
                                                             $    643,304
                                                             ============
                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

     Accounts payable                                        $    235,450
     Accrued expenses                                             105,143
     Notes payable - related party                                 35,241
                                                             ------------
      Total current liabilities                                   375,834
                                                             ------------
LONG-TERM OBLIGATIONS:
     Loans payable-related party                                  235,000
                                                             ------------
      Total liabilities                                           610,834
                                                             ------------
NON-CONTROLLING INTEREST IN SUBSIDIARY                                  -
                                                             ------------
STOCKHOLDERS' EQUITY:

     Preferred stock, $.001 par value, 10,000,000 shares
      authorized, no shares issued and outstanding                      -
     Common stock, $.001 par value, 100,000,000 shares
      authorized, 21,747,302 shares issued and outstanding         21,747
     Capital in excess of par value                             7,353,299
     Retained Deficit                                          (7,342,576)
                                                             ------------
      Total Stockholders' Equity                                   32,470
                                                             ------------
                                                             $    643,304
                                                             ============

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

                 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  For the Three           For the Nine
                                  Months Ended            Months Ended
                                  September 30,           September 30,
                               ____________________  ____________________
                                 2003       2002       2003       2002
                               _________  _________  _________  _________
NET SALES                      $106,509  $   49,940  $ 335,261  $ 148,643

COST OF GOOD SOLD               142,912      33,281    333,239    125,693
                              _________   _________  _________  _________
  Gross Profit                  (36,403)     16,659      2,022     22,950
                              _________   _________  _________  _________

EXPENSES:
  General and administrative    393,702     243,399  1,108,440    586,901
  Selling expenses               46,099      28,088     63,485     32,555
  Compensation for re-pricing
   warrants                           -           -    210,000          -
                              _________   _________  _________  _________
        Total Expenses          439,801     271,487  1,381,925    619,456
                              _________   _________  _________  _________
(LOSS) BEFORE OTHER EXPENSES   (476,204)   (254,828)(1,379,903)  (596,506)
                               ________   _________  _________  _________

OTHER EXPENSE                     5,055       8,804     21,686     20,464
                              _________   _________  _________  _________

(LOSS) BEFORE INCOME TAXES     (481,259)   (263,632)(1,401,589)  (616,970)

CURRENT TAX EXPENSE                   -           -          -          -

DEFERRED TAX EXPENSE                  -           -          -          -
                              _________   _________  _________  _________

NET (LOSS)                    $(481,259)  $(263,632)(1,401,589) $(616,970)
                              _________   _________  _________  _________

(LOSS) PER COMMON SHARE       $    (.02)  $    (.01) $    (.07) $    (.04)
                              _________   _________  _________  _________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                      For the Nine
                                                      Months Ended
                                                      September 30,
                                                   2003           2002
Cash Flows from Operating Activities:
 Net loss                                      $(1,401,589)    $    (616,970)
 Adjustments to reconcile net loss
 to net cash used by operating activities:
  Depreciation and amortization expense            111,279           115,553
  Non-cash expenses                                889,414            69,978
  Change in assets and liabilities:
    (Increase) decrease in accounts receivable       8,194           (20,902)
    Decrease in Inventory                            6,061             4,061
    (Increase) decrease in prepaid expenses         (4,791)            3,637
    (Increase) in other assets                      (2,226)                -
    Increase (decrease) in accounts payable         53,462            65,643
    Increase (decrease) in accrued expense          15,744            20,492
                                                ----------     -------------
      Net Cash Provided (Used) by Operating
      Activities                                  (324,452)         (358,508)
                                                ----------     -------------
Cash Flows from Investing Activities:
     Purchase of property & equipment              (19,881)           (6,905)
     Purchase of intangibles                             -               (82)
                                                ----------     -------------
       Net Cash (Used) by Investing Activities     (19,881)           (6,987)
                                                ----------     -------------
Cash Flows from Financing Activities:
     Proceeds from Issuance of common stock        449,831                 -
     Proceeds from long-term obligation             32,057            50,000
     Proceeds from note payable
      - related party                                                313,642
     Payments on note payable - related party      (50,000)                -
                                                ----------     -------------
   Net Cash Provided by Financing Activities       431,888           363,642
                                                ----------     -------------
Net Increase (Decrease) in Cash                     87,555            (1,853)

Cash at Beginning of Period                         50,956            28,976
                                                ----------     -------------
Cash at End of Period                           $  138,511     $      27,123
                                                ==========     =============
Supplemental Disclosures of
 Cash Flow Information:
     Cash paid during the periods for:
       Interest                                 $    2,387      $          -
       Income taxes                             $        -      $          -

Supplemental Schedule of Noncash Investing and Financing Activities:

For the nine months ended September 30, 2003:

During March 2003, the Company recorded $210,000 in compensation for the re-pricing of warrants from $2.00 to $.50 per share.

The Company issued 6,098 shares of common stock to purchase certain intangible assets valued at $6,092.

The Company issued 901,778 shares of common stock in payment of $374,183 in related party notes payable and $13,902 in related accrued interest.
The Company issued 540,000 shares of common stock for consulting services valued at $357,650.

The Company issued 73,000 shares of common stock upon the exercise of options for consulting services valued at $47,450.

The Company issued 38,126 shares of common stock upon the exercise of options for legal services valued at $23,933.

A shareholder of the Company paid for $6,000 in advertising services on behalf of the Company.

On September 30, 2003, the Company approved the issuance of 500,000 shares of common stock for investor relations services valued at $245,000.

For the nine months ended September 30, 2002:

The Company issued 91,167 restricted shares of common stock for services rendered valued at $69,978, at prices ranging from $.72 to 1.20 per share.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization   Wizzard Software Corporation "Parent" a Colorado corporation, was organized on July 1, 1998.. Wizzard Software Corp. "Subsidiary", was incorporated on February 29, 1996, under the laws of the State of Delaware. The Company engages primarily in the development, sale, and service of custom and packaged speech recognition software products throughout the United States. The Company is also the exclusive reseller of certain speech and voice recognition engines. On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, wherein, Parent acquired
96% of the common stock of Subsidiary.   The merger was accounted for as a
recapitalization of Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. On May 22, 2001, the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors

Consolidation   The financial statements presented reflect the accounts of
Wizzard Software Corporation, Wizzard Software Corp., and Speech Systems, Inc. as of September 30, 2003. At September 30, 2003 the Company held a 96% ownership interest in Wizzard Software Corp. The Company recorded no liability for the 4% non-controlling interest as Wizzard Software Corp. had a stockholders deficit at the time of merger. Further the net loss for Wizzard Software Corp. for the periods ended September 30, 2003 and 2002 applicable to the 4% non-controlling interest was not allocated to the non controlling interest as there is no obligation of the non-controlling interest to share in such losses. All significant inter-company transactions have been eliminated in consolidation.

Unaudited Condensed Financial Statements   The accompanying financial
statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2003 and 2002 and for all the periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2002 audited financial statements. The results of operations for the periods ended September 30, 2003 and 2002 are not necessarily indicative of the operating results for the full year.

Cash and Cash Equivalents   For purposes of the financial statements, the
Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At September 30, 2003, the Company had cash of $38,511 in excess of federally insured amounts.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At September 30, 2003, the Company has no allowance for doubtful accounts which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Amounts written off for the periods presented are insignificant for disclosure.

Inventory   Inventory consists of $22,160 in raw materials at September 30,
2003 and is carried at the lower of cost or market as determined on the first-in first-out method.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation   Depreciation of property and equipment is provided on the
straight-line method over the estimated useful lives of the assets of five years to thirty-nine years.

Definite-life intangible assets   Definite-life intangible assets consist of
the website development cost, rights, interest, title patents, trademarks and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., purchased rights to a Merchant Operating Understanding for the distribution of the Company's products and domain name registration and are being amortized over two to five years on a straight-line basis.

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at September 30, 2003.

Income Taxes   The Company accounts for income taxes in accordance with
Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes (See Note 6).

Revenue Recognition   The Company's revenue recognition policies are in
compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the collection of the resulting receivable is deemed probable. Revenue from package software products is recorded when the payment has been received and the software has
been shipped.   Revenue is recognized, net of discount and allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at September 30, 2003 amounted to $0. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs is recognized when the services are provided. Such items are included in net revenues and amounted to $36,980 and $68,669 at September 30, 2003 and 2002, respectively.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic Loss Per Common Share   The Company computes basic loss per common share
in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive (See Note
7).

Accounting Estimates   The preparation of financial statements in conformity
with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities" and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" , were recently issued. SFAS No. 146, 147, 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Reclassification   The financials statements for the periods ended prior to
September 30, 2003 have been reclassified to conform to the headings and classifications used in the September 30, 2003 financial statements.

Stock Options - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). This Statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

The Company has a stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 5. The Company accounts for the stock options plans in accordance with the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

During the periods presented in the accompanying financial statements the Company has granted options under the 2002 Stock Options Plans and executive and other employment agreements (See Note 5). The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost under SFAS No. 123 has been recognized for the stock option plans or other agreements in the accompanying statement of operations. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2003 and 2002 consistent with the provisions of SFAS No. 123, there would have been no effect on the Company's net earnings, net of taxes, and earnings per share would have been reduced to the pro forma amounts indicated below:

                                 For the Quarter          For the Nine Months
                                 Ended September 30,      Ended September 30,
                                 2003          2002       2003            2002
 Net Income (Loss)
  As reported               $ (481,259)     $(263,632) $(1,401,589) $(616,970)
 Add: Stock-based employee
  compensation expense included
  in reported net income         -            -          -           -
 Deduct: Total stock-based
  employee compensation
  expense determined under
  fair value based method        -            -          -           -
 Net Income (Loss)
  Proforma                  $  (481,259)  $  (263,632)  $(1,401,589)$(616,970)

 Basic (loss) per share
   As reported              $      (.02)  $      (.01)  $      (.07)$    (.04)
 Proforma                   $      (.02)  $      (.01)  $      (.07)$    (.04)


NOTE 2   INTANGIBLES

The Company has classified its intangible assets as a definite-life intangible asset and is amortizing them on a straight-line basis over two to five years. During the three months ended March 31, 2002, the Company completed its initial test of intangible assets for impairment in accordance with SFAS No.
142. The Company used the estimated future cash flows to test the remaining intangible assets for impairment and determined that the Company's intangible assets were not impaired. Amortization expense of $86,853 and $86,313 was recorded for the periods ended September 30, 2003 and 2002 and has been included in cost of goods sold. The following is a summary of intangibles at September 30, 2003:
                                                 Life  September 30, 2003

Active X Voice Tools Software                  5 years   $   500,000
Trademarks, patents, website              2 to 5 years        16,945
Memorandum of Understanding                    5 years        66,227
                                                          __________
                                                             583,172
       Accumulated amortization                             (273,796)
                                                          __________
       Definite-life intangibles, net                     $  309,376
                                                          __________

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2   INTANGIBLES (Continued)

  The remaining estimated aggregate amortization expense at September 30, 2003 for next five years is as follows:

        2003                                                $       31,195
        2004                                                       117,928
        2005                                                       114,171
        2006                                                        46,082
        2007                                                             -
                                                              ____________
                                                              $    309,376
                                                              ____________

NOTE 3   PROPERTY & EQUIPMENT
The following is a summary of property and equipment:
                                                    September 30, 2003
                                                       ____________

       Furniture, fixtures and equipment               $    227,425
       Leasehold improvements                                36,482
       Software                                              39,502
                                                       ____________
                                                            303,409
       Accumulated Deprecation                             (206,992)

                                    Property & Equipment, net
           $     96,417


Depreciation expense for the three months ended September 30, 2003 and 2002 was $24,426 and $29,240, respectively.

NOTE 4   NOTES PAYABLE   RELATED PARTY

Convertible Note Payable - On September 14, 2001, the Company sold a Series 2001-A 8% convertible note payable of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible into the Company's common stock at the lessor of $.50 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 30,416 shares of common stock. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount was recorded as interest expense on September 14, 2001 as the note was immediately convertible. The note called for the Company to register the underlying shares into which the note can be converted by March 15, 2002. The Company has included in accounts payable a $67,500 penalty for the delay in the registration equal to $7,500 for the first month then $10,000 for every month thereafter through October 2002. As of September 30, 2003, the balance of the note is $235,000 with related accrued interest payable of $38,424.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4   NOTES PAYABLE (Continued)

Notes Payable Related Party   During the year ended December 31, 2001, a
shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. As of September 30, 2003, a balance of $25,076 remained outstanding on the note with related accrued interest of $2,953.

During the year ended December 31, 2002, the Company borrowed from five shareholders of the Company a total of $402,183. During March 2003, the Company borrowed an additional $22,000. These notes are payable on demand and accrue interest at a rate of prime plus 1% or approximately 5.75%. During the quarter ended March 31, 2003 the Company issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,323 in related accrued interest. The remaining $50,000 note payable with accrued interest of $2,386 was repaid in April 2003.

During April, 2003, the Company borrowed from a shareholder of the Company a total of $10,165. The note is payable on demand and accrues interest at a rate of prime plus 1% or approximately 5.75% and amounted to $271 at September 30, 2003

NOTE 5   CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value. As of September 30, 2003, no shares were issued and outstanding.

Common Stock - During the three months ended March 31, 2003 the Company issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,902 in related accrued interest. The Company also issued 6,098 shares of common stock to purchase certain intangible assets valued at $6,092 and 58,532 shares of common stock upon the exercise of options for $9,400 in legal services and $36,971 in salaries.

During the Quarter ended June 30, 2003, the Company received $300,000 and issued 600,000 shares of common stock upon exercise of warrants at $.50 per share. The Company issued 613,000 shares of common stock for consulting services valued at $405,100 or $.65 to $.70 per share. The Company also issued 58,142 common shares upon exercise of options for $12,113 in legal services and $23,315 in salaries.

During the Quarter ended June 30, 2003, the Company also issued 194,943 common shares upon exercise of options for $2,408 in legal services and $89,498 in salaries.

During the three months ended March 31, 2002, the Company issued 19,067 restricted shares of the Company's common stock at $.36 to $.66 per share, for consulting services valued at $8,580. The restricted stock issued was valued at the closing bid less 50% attributable to the transferability restrictions of the stock.

During the three months ended June 30, 2002, the Company issued 18,078 restricted shares of the Company's common stock at $.90 to $1.20 per share, for consulting services valued at $20,440. The restricted stock issued was valued at the closing bid.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   CAPITAL STOCK (Continued)

In connection with the private placement of 671,500 shares of common stock issued during 2001, the Company recording a 1% penalty per month, beginning November 26, 2001, through October 2002 for delays in the effectiveness of
registering said shares.   As of September 30, 2003, the Company has recorded
$63,575 in accounts payable as penalties

2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients).
The total number of shares of common stock available under the Plan may not exceed 1,000,000. At September 30, 2003, total options available to be
granted under the Plan amounted to 500,383.   During the nine months ended
September 30, 2003, the Company issued 384,617 options to purchase common stock at $.44 to $.86 per share that were immediately exercised for $16,785 in legal services $47,500 in consulting services and $148,623 in salaries.

Warrants   As of September 30, 2003, the Company had outstanding 1,188,076 warrants to purchase shares of common stock at $.25 to $2.00 expiring at various times through May 30, 2006. On March 28, 2003, the Company recorded a $210,000 expense for the re-pricing of 600,000 warrants to purchase common stock from $2.00 per share to $.50 per share. During the nine months ended September 30, 2003, 600,000 warrants were exercised with no warrants being granted, forfeited, or cancelled.

NOTE 6   INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at September 30, 2003 operating loss carryforwards of approximately $7,300,000 which may be applied against future taxable income and which expires in various years through 2023.

The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $2,482,000 as of September 30, 2003, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the nine months ended September 30, 2003 is approximately $482,000.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7   LOSS PER SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:
                                      For the Three     For the Nine
                                     Months Ended       Months Ended
                                      September 30,    September 30,

                                           2003     2002      2003      2002

  Earnings (loss) from continuing
    operations available to common
    shareholders (numerator)      $(481,259) $(263,632) $(1,401,589)$(616,970)
                                  _________  _________  ___________ _________
  Weighted average number of
    common shares outstanding
    during the period used in loss
    per share  (denominator)     21,091,195 17,155,665 20,227,993  17,150,229
                                 __________ __________ __________  __________

At September 30, 2003 and 2002, the Company had 1,188,076 and 1,788,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share (See Note 7), and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 and 470,000 shares of common stock (See Note 4) which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 8   GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------

     On or about May 7, 2001, our Board of Directors engaged Murphy & Murphy, Certified Public Accountant, of Clinton, Maryland, to audit our financial statements.

     The only reason for the change of accountants was the completion of the Wizzard Delaware reorganization because Murphy & Murphy were the independent certified accountants for Wizzard Delaware prior to the completion of this reorganization.

     The engagement of Murphy & Murphy was not accepted by Murphy & Murphy because that firm has determined that it does not desire to engage in auditing services for publicly held companies; accordingly, Pritchett, Siler & Hardy, Certified Public Accountants, of Salt Lake City, Utah, who audited the financial statements of the Company for the years ended December 31, 2000 and 1999, have been reinstated as the Company's auditors.

          The Company may continue its search for auditors whose business location is more closely proximate to the principal executive offices and the location where its principle business operations are conducted in Pittsburgh, Pennsylvania.

                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

          Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

      Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

      Article VIII of the Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over the Company.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$ 2,645.40
  Legal fees and expenses....................................$50,000.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Blue Sky Filings...........................................$ 4,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00

       Total.................................................$62,145.00


  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     We have sold the following restricted shares of common stock during the past three calendar years:

          From February, 2001, through May, 2001, we issued 671,500 shares to 28 "accredited" investors in a private placement, at a price of $1.00 per share. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In April, 2001, we issued to Noble House of Boston, Inc., 250,000 shares in consideration of promotion and advertising services valued at $350,000. Noble House was an "accredited" investor. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In May, 2001, we issued 500,000 shares to the stockholders of Speech Systems, Inc., in connection with the acquisition of Speech Systems. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Each of the Speech Systems stockholders was either an accredited or a sophisticated investor, and each had access to material information about us before acquiring our shares.

          In April, 2001, we issued 495,000 shares to Savage Holdings, Inc., an accredited investor, upon conversion of the balance of a $495,000 note. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In October, 2001, we issued 20,000 shares to JKD Cayman Island Trust in consideration of various consulting services valued at $15,000, based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Regulation S of the Securities and Exchange Commission. JKD also had access to material information about us.

          In October, 2001, we issued 2,000 shares to Brian Cubarney in exchange for printing and related costs valued at $1,500, based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Mr. Cubarney had access to material information about Wizzard before his acquisition of our shares.

          In September, 2001, we issued 100,000 shares to Glenn Michael Financial, an accredited investor, in exchange for various consulting services related to financing, mergers and acquisitions, capitalization, capital structure and strategic developments. These shares were valued at $83,500, based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In September, 2001, we issued 7,143 shares to Corporate Capital Management, an accredited investor, in exchange for various consulting services related to financing, mergers and acquisitions, capitalization, capital structure and strategic developments. These shares were valued at $5,964, based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In October, 2001, we issued 35,000 shares to Corporate Image Bureau, which was an accredited investor, in exchange for various investor relations services valued at $26,250 based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In October, 2001, we issued 15,000 shares to Sierra Advisors, Inc. These shares were issued based upon a Settlement Agreement that resolved a claim for 20,000 shares and $7,000 in costs claimed to be due for assistance in the Rule 504 offering conducted by our 96%-owned subsidiary in 1999 and early 2000 and valued at $11,250 based upon 50% of the average bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Sierra Advisors had access to material information about Wizzard before it acquired our shares.
          In October, 2001, we authorized the issuance of 100,000 shares to Leonard W. Burningham, Esq., an "accredited" investor, in exchange for legal services rendered and to be rendered during fiscal 2001 at 50% of the last five days' average bid price of our common stock at the end of each monthly billing cycle. As of December 31, 2002, Mr. Burningham had been issued a total of 46,050 shares for services rendered as of that date. Branden T. Burningham, Esq., who is the son of Mr. Burningham and with whom he practices law, has also been issued a total of 8,837 shares for legal services rendered as of that date. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000, due August 31, 2011. Maricopa was an "accredited" investor.

     The Securities Purchase Agreement and related exhibits provided, among other provisions, that:

          * the Notes are convertible, along with accrued interest, at the holder's option, into shares of our common stock at the lesser of $0.50 per share or 75% of the closing bid price of our common stock on any national medium on which our common stock is traded;

          * the Notes and the stock certificates are "restricted securities," with registration rights;

          * Maricopa is prohibited from making short sales during the time that it owns the Notes or the underlying securities;

          * there are conversion restrictions that prohibit Maricopa from owning in excess of 4.99% of our outstanding securities resulting from conversion, except on the occurrence of certain events, as discussed below;

          * we are limited from issuing additional securities without the consent of Maricopa, except for 500,000 shares per quarter, that must be issued subject to lock-up/leak-out conditions;

          * liquidated damage payments by us for non-timely transfers of shares on conversion, ranging form $300 commencing on the 6th day of demand of transfer, increasing by $100 for each of the next nine days, increasing by $500 on the 10th day and increasing by $500 every day thereafter;

          * the shares that will be issued on conversion of the Notes shall be registered by us at our sole cost and expense with the Securities and Exchange Commission as a condition to conversion (except for the first 40,000 shares, as outlined below) on or before March 14, 2002, provided, however, that we will be obligated to register the greater of 500,000 shares or 200% of the maximum number of shares of common stock that would have been issued had the conversion taken place on September 14, 2001 or on the filing date of the registration statement;

          * if (i) our registration statement was not filed on or prior to October 15, 2001 (this date was extended to October 30, 2001), or was not declared effective by the Securities and Exchange Commission on or prior to March 14, 2002, we shall pay in cash as liquidated damages for such failure and not as a penalty to the holder an amount equal to 3% of the purchase price paid by the holder for all Notes, or common stock held by the holder upon conversion or exercise thereof, purchased and then outstanding pursuant to the Securities Purchase Agreement for the first 30 day period, and 4% for each additional 30 day period until the applicable Event has been cured, which shall be pro rated for such periods less than 30 days; certain other events will also trigger the liquidated damages penalty, but all primarily relate to registration of the shares and the ability of the holder to sell them publicly;

          * there are mutual indemnification provisions regarding each party to the other party concerning information provided by each for use in the registration statement;

          * the Securities Purchase Agreement and all rights thereunder or in the exhibits are assignable if made under applicable law, with the written consent of the other party and subject to the assignee's acknowledgment of certain factual matters similar to those agreed upon by Maricopa;

          * Maricopa shall have the right of specific performance of our obligations as one of its remedies in the event of default by us; and

          * All proceeds for the purchase of the Notes, along with the first 40,000 shares that could be issued on conversion of the Notes, were deposited with an Escrow Agent, together with fully executed copies of the Securities Purchase Agreement and all related exhibits, at which time disbursement to us were made. The 40,000 shares so deposited can be purchased by the exercise of conversion rights prior to the effective date of the registration statement.

     If any of the following events occurs, the 4.99% ceiling on Maricopa's ownership will no longer apply:

          *    we become insolvent;

          * we admit in writing our inability to pay our debts generally or as they become due;

          * we make an assignment for the benefit of creditors or begin proceedings for our dissolution;
          * we apply for or consent to the appointment of a trustee, liquidator or receiver for all or a substantial part of our property or business;

          * a trustee, liquidator or receive is appointed for us or for a substantial part of our property or business without our consent and the appointment is not discharged within 60 days after the appointment;

          * any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assumes custody or control of all or any substantial part of our properties or assets and is not dismissed within 60 days; or

          * bankruptcy, reorganization, insolvency or liquidation proceedings or any other proceedings for the relief of debtors are instituted by or against us and, if instituted against us, are not dismissed within 60 days, or we approve of, consent to or acquiesce in any such proceeding or admit their material allegations, or default in answering any petition filed in any such proceeding.

     We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

     In November, 2001, Maricopa converted $15,000 of the principal amount of the note and $208 in interest into 30,416 shares of our common stock.

          In December, 2002, we issued to Arthur Douglas & Associates, an acredited investor, 300,000 "unregistered" and "restricted" shares in exchange for various public and investor relations services valued at $120,000, based on the bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In December, 2002, we issued to ATTY Consulting 1,200,000 "unregistered" and "restricted" shares in exchange for consulting services valued at $480,000, based on the bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

     The following table provides information about all "unregistered" and "restricted" securities that Wizzard has sold during the first two quarters of the calendar year ended December 31, 2003, which were not registered under the 1933 Act:


                  Date      Number of   Aggregate
Name of Owner   Acquired     Shares   Consideration
-------------   --------    --------- -------------
Great North       2-7-03     225,000  Retirement of debt Distributors, Inc.
                                      totaling $96,525
The Agentry, LLC  3-30-03      6,098  Purchase of assets valued at $6,092
Gordon Berry      3-31-03    165,000  Retirement of debt totaling $97,420.85
Patty Plagman     3-31-03    394,000  Retirement of debt totaling $150,532.18
Armen Geronian    3-31-03    117,778  Retirement of debt totaling $39,476.48
Rubin Investment 3-26-03     100,000 $50,000 warrant Group, Inc. exercise
Rubin Investment 3-27-03     500,000 $250,000 warrant exercise
Steven Pastor    5-15-03       5,000 Services valued at $3,500
Arthur Douglas   5-15-03     500,000 Services valued at
& Associates                         $330,000
Four individuals 5-15-03      35,000 Services valued at $24,150


     In addition, on September 30, 2003, Wizzard issued to Arthur Douglas & Associates 500,000 "unregistered" and "restricted" shares of common stock in consideration of consulting services valued at $245,000.

     We have granted the following warrants during the past three calendar years:

          In August, 2001, we issued to Savage Holdings, Inc., an accredited investor, a warrant to purchase 65,000 shares of our common stock at a price of $1.25 over a period of five years. The warrant was issued as partial consideration of a $750,000 bridge loan made to our 96%-owned subsidiary that was convertible into warrants of any successor entity of our subsidiary in a reorganization or merger. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In January, 2001, we granted to DMG, Inc., an accredited investor, a warrant to purchase 258,449 shares of our common stock at a price of $1.50 per share for a period of three years. The warrant was issued for advisory services. Nominal value was ascribed to these warrants, as the average bid price of our common stock on the date of issuance was approximately the same as the exercise price of these warrants. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In January, 2001, we granted to Mark L. Mawrence, an accredited investor, a warrant to purchase 149,627 shares of our common stock at a price of $1.50 per share for a period of three years. Mr. Mawrence was associated with DMG, Inc. The warrant was issued for advisory services. Nominal value was ascribed to these warrants, as the average bid price of our common stock on the date of issuance was approximately the same as the exercise price of these warrants. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In February, 2001, we granted to Jenson Services, Inc., an "accredited" investor, a warrant to purchase 270,000 shares of our common stock at a price of $1.00 per share for 18 months, and a warrant to purchase an additional 270,000 shares at $1.00 for a period from 12 to 18 months from the date of issuance. Jenson Services had agreed to cancel 3,725,000 of our shares that it owned in consideration of the Wizzard Delaware reorganization, assuming that a minimum of $3,000,000 was raised at an offering price of $3.00 per share as a condition to the closing of the reorganization. When the minimum offering was reduced to $500,000 at an offering price of $1.00 per share to close the reorganization, Jenson Services negotiated these warrants and the warrants that it conveyed to Leonard W. Burningham, Esq. that are below as additional consideration for the cancellation of its shares. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In February, 2001, we granted to Leonard W. Burningham,
          Esq., an accredited investor, a warrant to purchase 30,000 shares at a price of $1.00 for 18 months, and a warrant to purchase an additional 30,000 shares at a price of $1.00 for a period of from 12 to 18 months from the date of issuance. Jenson Services conveyed these warrants to Mr. Burningham for nominal consideration. Mr. Burningham had acted as counsel for us and for Jenson Services in connection with the Wizzard Delaware reorganization. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In April, 2001, we granted to Noble House of Boston, Inc., an accredited investor, a warrant to purchase 100,000 shares of our common stock at a price of $2.00, exercisable until May 30, 2006. The warrant was issued as partial consideration for promotion and advertising services valued at $350,000, as outlined above. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In October, 2001, we granted to Marc Lord, a "sophisticated" investor, a warrant to purchase 20,000 shares of our common stock at a price of $0.25 for a period of three years. The warrant was granted as consideration for Mr. Lord's agreement to serve on our Advisory Board of Directors and was valued at 50% of the average bid price of our common stock on the date of grant, less the exercise price, or $10,000. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Mr. Lord had access to material information about us before he acquired his warrant.

          In October, 2001, we granted to Barry Alexander, a "sophisticated" investor, a warrant to purchase 75,000 shares of our common stock at a price of $1.00 for a period of three years. The warrant was granted for miscellaneous services rendered and valued at $18,750, based on the difference between the exercise price and 50% of the average bid price of our common stock on the date of grant. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Mr. Alexander had access to material information about us before he acquired his warrant.

          In October, 2001, we granted to Glenn Michael Financial, an accredited investor, a warrant to purchase 500,000 shares of common stock at a price of $2.00 per share for a period of 18 months. The warrant was issued as partial consideration for various consulting services valued at $75,000, as discussed above. Nominal value was ascribed to these warrants as the average bid price of our common stock on the date of issuance was approximately 25% less than the exercise price of the warrants.
          We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

          In October, 2001, we granted to David Goldstein, a "sophisticated" investor, a warrant to purchase 20,000 shares of our common stock at a price of $0.25 per share, for a period of three years. The warrant was granted in consideration of various services related to working partnerships and relationships with others. It was valued at $10,000, based upon the average bid price of our common stock being that amount in excess of the exercise price on the date of the grant. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions. Mr. Goldstein had access to material information about us before he acquired his warrant.

Item 27.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------
 4.1  Warrant of Savage Holdings, Inc.*

 4.2  Warrant of DMG, Inc.*

 4.3  Warrant of Mark L. Mawrence*

 4.4  Warrant of Jenson Services, Inc.*

 4.5  Warrant of Leonard W. Burningham, Esq.*

 4.6  Warrant of Leonard W. Burningham, Esq.*

 4.7  Warrant of Jenson Services, Inc.*

 4.8  Warrant of Noble House of Boston, Inc.*

 4.9  Warrant Agreement of Jenson Services, Inc. and Leonard W. Burningham,
      Esq.*

 4.10 Registration Rights Agreement*

 4.11 Warrant of Marc Lord*

 4.12 Warrant of Barry Alexander*

 4.13 Warrant of Glenn Michael Financial*

 4.14 Warrant of David Goldstein*

 4.15 Warrant Agreement for all Warrants Issued October 18, 2001*

 4.16 Lock-Up/Leak-Out Agreement for Marc Lord*

 4.17 Lock-Up/Leak-Out Agreement for Barry Alexander*

 4.18 Lock-Up/Leak-Out Agreement for Glenn Michael Financial, Inc.*

 4.19 Lock-Up/Leak-Out Agreement for David Goldstein*

 5    Opinion of Branden T. Burningham, Esq.*
      regarding legality

 10.1 Engagement Letter of Leonard W. Burningham, Esq. regarding the registration statement*

 10.2 Engagement Letter of Leonard W. Burningham, Esq. regarding miscellaneous matters*

 23.1 Consent of Branden T. Burningham, Esq.*

 23.2 Consent of Pritchett, Siler & Hardy, C.P.A.

          * Incorporated by reference from the initial registration statement filed on October 26, 2001.

 99.1 SB-2 Registration Statement filed with the Securities and Exchange
Commission on December 22, 1998**

       3.1   Articles of Incorporation**

       3.2   By-Laws**

 99.2 8-K Current Report dated June 5, 2000**

       2 Agreement and Plan of Exchange or Reorganization between the Registrant and the Balanced Woman, Inc.**
                Exhibit A- Registrant Warrant and Option Holders
                Exhibit B- Registrant Financial Statements for the
                        years ended December 31, 1999 and 1998 and the period ended March 31, 2000
                Exhibit C- Exceptions to Registrant's Financial
                        statements

                Exhibit D- Investment Letter
                Exhibit E- Registrant's Compliance Certificate

       3 Certificate of Amendment to Articles of Incorporation regarding stockholder action without a Meeting**

       10.1 Jenson Services, Inc. Purchase Proposal**

       10.2 Letter of Intent regarding Wizzard Software Corporation, a
            Delaware corporation**

       99   Unanimous Consent of the Sole Director and the Majority
            Stockholders of Registrant regarding disposition of the Balanced Woman**

 99.3 8-K Current Report dated February 7, 2001**

       2    Plan of Reorganization and Stock Exchange Agreement**
             Schedules of Balanced Living, Inc.
             Schedules of Wizzard

       3 Certificate of Amendment to the Articles of Incorporation dated February 7, 2001, changing the name to "Wizzard
            Software Corporation" and effecting a forward split of 1.65 for 1**

       10.1 Amended and Restated Convertible Promissory Note**

       10.2 Lock-up/Leak-out Agreement**

       99   News Release dated February 7, 2001**

 99.4 8-K Current Report dated April 1, 2001, regarding the change in accountants and the Advertising and Promotional Services Agreement with Noble House of Boston, Inc.**

       10.1 Advertising and Promotional Services Agreement**

            16.1 Letter Regarding change in certifying accountants**

       16.2 Letter Regarding change in certifying accountants**

99.5 8-K Current Report dated September 14, 2001**

       10 Securities Purchase Agreement
            Schedule 3(c)
            Schedule 3(g)
            Schedule 3(h)
            Schedule 3(i)
            Schedule 3(j)
            Exhibit A-Series 2001-A Eight Percent (8%)
            Convertible Promissory Note due August 31, 2011
            Exhibit B-Registration Rights Agreement
            Exhibit C-Escrow Agreement
            Exhibit D-Opinion of Counsel for Wizzard

          **  Incorporated by reference from previous filings.

Item 28.  Undertakings
          ------------

     We hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on January 15, 2004.


                                             Wizzard Software Corporation


Date: 1/15/04                                 /s/ Christopher J. Spencer
      -------                                ---------------------------
                                             CEO and President


     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                             Wizzard Software Corporation


Date:  1/15/04                                /s/ Christopher J. Spencer
       -------                               ---------------------------
                                             CEO, President, Treasurer
                                             and Director


Date:  1/15/04                                /s/ Gordon Berry
       -------                               --------------------------
                                             Director and Controller


Date: 1/1/5/04                                /s/ Armen Geronian
      --------                               --------------------------
                                             Director


Date: 1/15/04                                 /s/ Alan Costilo
     ---------                               --------------------------
                                             Director